Exhbit 2





                                    AGREEMENT

                        CONCERNING THE EXCHANGE OF STOCK

                                     BETWEEN

                        HARVARD FINANCIAL SERVICES CORP.

                                       AND

                                 SHAREHOLDERS OF

                                E*MACHINERY, INC.

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1        EXCHANGE OF SECURITIES................................................1
         1.1      Exchange of Shares...........................................1
         1.2      Exemption from Registration..................................1
         1.3      Non-taxable Transaction......................................2

2        REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS ...................2
         2.1      Organization.................................................2
         2.2      Capital Stock................................................2
         2.3      Subsidiaries.................................................2
         2.4      Directors and Officers.......................................2
         2.5      Financial Statements.........................................2
         2.6      Absence of Changes...........................................2
         2.7      Absence of Undisclosed Liabilities...........................3
         2.8      Tax Returns..................................................3
         2.9      Patents, Trade Names and Rights..............................3
         2.10     Compliance with Laws.........................................3
         2.11     Litigation...................................................3
         2.12     Authority....................................................3
         2.13     Ability to Carry Out Obligations.............................3
         2.14     Full Disclosure..............................................4
         2.15     Assets.......................................................4
         2.16     Material Contracts...........................................4

3        REPRESENTATIONS AND WARRANTIES OF HARVARD.............................5
         3.1      Organization.................................................5
         3.1.1    Name Change Prior to Closing.
         3.2      HARVARD Stock................................................5
         3.3      Subsidiaries.................................................5
         3.4      Directors and Officers.......................................5
         3.5      Patents, Trade Names and Rights..............................5
         3.6      Compliance with Laws.........................................5
         3.7      Litigation...................................................6
         3.8      Authority....................................................6
         3.9      Ability to Carry Out Obligations.............................6
         3.10     Full Disclosure..............................................6
         3.11     Assets.......................................................6
         4        COVENANTS....................................................7
         4.1      Investigative Rights.........................................7
         4.2      Conduct of Business..........................................7
         5        CLOSING......................................................7
         5.1      Closing......................................................7
         5.2      Deliveries at Closing........................................7
         5.2.1    Shareholders' Deliveries at Closing..........................7
         5.2.2    HARVARD Deliveries at Closing...............................8
         6        CONDITIONS TO OBLIGATIONS TO CLOSE...........................8
         6.1      Conditions to Obligations of Shareholders to Close...........8
         6.2      Conditions to Obligations of HARVARD.........................8
         7        INDEMNIFICATION..............................................8
         7.1      Indemnification..............................................8
         7.2      Indemnification..............................................8
         7.3      Notice and Opportunity to Defend.............................9

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         8        MISCELLANEOUS...............................................10
         8.1      Costs.......................................................10
         8.2      Additional Documentation....................................10
         8.3      Captions and Headings.......................................10
         8.4      No Oral Change..............................................10
         8.5      Non-Waiver..................................................10
         8.6      Time of Essence.............................................10
         8.7      Choice of Law...............................................10
         8.8      Counterparts and/or Facsimile Signature.....................10
         8.9      Notices.....................................................10
         8.10     Binding Effect..............................................11
         8.11     Mutual Cooperation..........................................11
         8.12     Brokers.....................................................11
         8.13     Survival of Representations and Warranties..................11

SCHEDULE A - LIST OF E*MACHINERY SHAREHOLDERS.................................15
EXHIBIT 1.2 - INVESTMENT LETTER...............................................16
EXHIBIT 2.3 - SUBSIDIARIES OF E*MACHINERY, INC................................18
EXHIBIT 2.4 - E*MACHINERY, INC. PRIVATE PLACEMENT MEMORANDUM
DATED DECEMBER 7, 1999........................................................19
EXHIBIT 2.5 - FINANCIAL STATEMENTS............................................20
EXHIBIT 2.15.4 - DOMAIN NAMES ................................................21
EXHIBIT 2.16(a) & (b) - MATERIAL CONTRACTS OF E*MACHINERY ....................22
EXHIBIT 3.3 - SUBSIDIARIES OF HARVARD FINANCIAL SERVICES CORP.................23


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                                    AGREEMENT

     THIS AGREEMENT made this ____ day of January, 2000, by and between HARVARD FINANCIAL SERVICES CORP., a Delaware Corporation ("HARVARD"); and THE UNDERSIGNED SHAREHOLDERS ("Shareholders") owners of 100% of the stock of E*MACHINERY, INC., a Texas Corporation ("E*MACHINERY").

     WHEREAS, Shareholders hold all of the issued and outstanding common stock of E*MACHINERY; and

     WHEREAS, HARVARD, a public company, desires to exchange shares of its common stock for all of the issued and outstanding common stock of E*MACHINERY held by the Shareholders, thereby making E*MACHINERY a wholly owned subsidiary of HARVARD; and

     WHEREAS, Shareholders desire to exchange all of the issued and outstanding common stock of E*MACHINERY for 8,600,000 shares of the common stock of HARVARD, all as more fully set forth herein below; and

     WHEREAS, the Board of Directors of HARVARD has authorized its proper corporate officers to effect the transactions contemplated herein.

     NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree to the following terms and conditions:

1 EXCHANGE OF SECURITIES

     1.1 Exchange of Shares. Subject to all the terms and conditions of this Agreement, HARVARD will deliver to Shareholders 8,600,0001 shares of previously authorized but unissued unregistered shares of HARVARD $0.0001 par value common stock ("HARVARD Shares"), in exchange for all of the issued and outstanding shares of E*MACHINERY $0.0001 par value common stock owned by E*MACHINERY Shareholders.

     1.2 Exemption from Registration. The parties hereto intend that the HARVARD Shares to be exchanged shall be exempt from the registration requirements of the Securities Act of 1933, as amended (the "Act"), pursuant to Section 4(2) of the Act and the rules and regulations promulgated thereunder and exempt from the registration requirements of the applicable states. In furtherance thereof, Shareholders will execute and deliver to HARVARD on the closing date, investment letters suitable to HARVARD counsel, in form substantially as per Exhibit 1.2 attached hereto.

     1.3 Non-taxable Transaction. The parties intend to effect this transaction as a non-taxable reorganization pursuant to Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended.

--------
1 To be increased one share for each dollar invested in E*MACHINERY's Private
  Placement prior to Closing.

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2 REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS

     Shareholders hereby represent and warrant to HARVARD that:

     2.1 Organization. E*MACHINERY is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas.

     2.2 Capital Stock. The authorized capital stock of E*MACHINERY consists solely of 50,000,000 shares of $.0001 par value common stock. 8,600,000 shares of common stock are currently issued and outstanding all of which are owned by Shareholders. All of the issued and outstanding shares of E*MACHINERY are duly and validly issued, fully paid and nonassessable. There are no outstanding subscriptions, options, rights, warrants, debentures, instruments, convertible securities or other agreements or commitments obligating E*MACHINERY to issue or to transfer from treasury any additional shares of its capital stock of any class except for its ongoing Private Placement as set forth in Exhibit 2.4.

     2.3 Subsidiaries. E*MACHINERY does not have any subsidiaries other than those listed on Exhibit 2.3, or own any interest in any other enterprise.

     2.4 Directors and Officers. Exhibit 2.4 hereto contains the names and titles of all directors and officers of E*MACHINERY as of the date of this Agreement.

     2.5 Financial Statements. Exhibit 2.5 hereto consists of the unaudited financial statements of E*MACHINERY as of December 1, 1999. The financial statements have been prepared in accordance with generally accepted accounting principles on an accrual basis and practices consistently followed by E*MACHINERY throughout the periods indicated, and fairly present the financial position of E*MACHINERY as of the dates of the balance sheets included in the financial statements and the results of operations for the periods indicated. The financial statements are required to be audited and E*MACHINERY agrees to do so within sixty (60) days after Closing.

     2.6 Absence of Changes. Since the date of E*MACHINERY's financial statements included in Exhibit 2.5, there has not been any change in the financial condition or operations of E*MACHINERY, except for changes in the ordinary course of business, which changes have not, in the aggregate, been materially adverse except for funds for investment as per its ongoing Private Placement as set forth in Exhibit 2.4.

     2.7 Absence of Undisclosed Liabilities. As of the date of E*MACHINERY's most recent balance sheet included in Exhibit 2.5, E*MACHINERY did not have any material debt, liability or obligation of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, that is not reflected in such balance sheet. There shall be no material change in the balance sheet at the time of Closing.

     2.8 Tax Returns. Within the times and in the manner prescribed by law, E*MACHINERY has filed all federal, state and local tax returns required by law and has paid all taxes, assessments and penalties due and payable. The provisions for taxes, if any reflected in the Exhibits are adequate for the periods indicated. There are no present disputes as to taxes of any nature payable by E*MACHINERY.

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     2.9 Patents, Trade Names and Rights. E*MACHINERY owns and holds all necessary patents, franchise rights, trademarks, service marks, trade names, inventions, processes, know-how, trade secrets, copyrights, licenses, domain names, websites and other rights necessary to its business as now conducted or proposed to be conducted. E*MACHINERY is not infringing upon or otherwise acting adversely to the right or claimed right of any person with respect to any of the foregoing.

     2.10 Compliance with Laws. E*MACHINERY has complied with, and is not in violation of, applicable federal, state or local statutes, laws and regulations (including, without limitation, any applicable building, zoning or other law, ordinance or regulation) affecting its properties or the operation of its business.

     2.11 Litigation. E*MACHINERY is not a defendant to any suit, action, arbitration or legal, administrative or other proceeding, or governmental investigation which is pending or, to the best knowledge of the Shareholders, threatened against or affecting E*MACHINERY or its business, assets or financial condition. E*MACHINERY is not in default with respect to any order, writ, injunction or decree of any federal, state, local or foreign court, department, agency or instrumentality applicable to it. E*MACHINERY is not engaged in any material lawsuits to recover monies due it.

     2.12 Authority. The Board of Directors of E*MACHINERY has authorized the execution of this Agreement and the consummation of the transactions contemplated herein, and E*MACHINERY has full power and authority to execute, deliver and perform this Agreement, and this Agreement is a legal, valid and binding obligation of the Shareholders and is enforceable in accordance with its terms and conditions.

     2.13 Ability to Carry Out Obligations. The execution and delivery of this Agreement by Shareholders and the performance by Shareholders of their obligations hereunder in the time and manner contemplated will not cause, constitute or conflict with or result in (a) any breach or violation of any of the provisions of or constitute a default under any license, indenture, mortgage, instrument, article of incorporation, bylaw, or other agreement or instrument to which E*MACHINERY is a party, or by which it may be bound, nor will any consents or authorizations of any party to the Shareholders' performance of their obligations hereunder be required; (b) an event that would permit any party to any agreement or instrument to terminate it or to accelerate the maturity of any indebtedness or other obligation of E*MACHINERY; or (c) an event that would result in the creation or imposition of any lien, charge or encumbrance on any asset of E*MACHINERY.

     2.14 Full Disclosure. None of the representations and warranties made by E*MACHINERY and/or its Shareholders herein or in any exhibit, certificate or Private Placement Memorandum dated December 7, 1999 (contained herein as Exhibit 2.4) furnished or to be furnished by Shareholders, or on their behalf, contain or will contain any untrue statement of material fact or omit any material fact the omission of which would be misleading and as such, at the time of Closing, the statements contained therein shall be accurate and true with no material changes.

     2.15 Assets.

     2.15.1 E*MACHINERY has good and marketable title to all of its property, free and clear of all liens, claims and encumbrances, except as otherwise indicated on Exhibit 2.5. At the time of signing this Agreement and at Closing,

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     2.15.2 E*MACHINERY warrants that it will have $200,000 in its bank account to be used to settle all HARVARD debt at Closing and will have a minimum of an additional $350,000 in cash in escrow from its Private Placement.

     2.15.3 E*MACHINERY warrants and represents that is will use its best efforts to raise an additional $1,800,000 in Private Placement monies prior to Closing.

     2.15.4 E*MACHINERY warrants and represents that at the time of Closing, it will own domain names as set forth on Exhibit 2.15.4.

     2.16 Material Contracts. Material contracts of E*MACHINERY are set forth in
Exhibit 2.16. E*MACHINERY hereby warrants and represents that there are no outstanding management contracts other than those of the President and Executive Vice President, copies of which are attached hereto as Exhibits 2.16(a) and 2.16(b).

     2.17 Office Location. E*MACHINERY hereby agrees to establish a corporate office in Medford, New Jersey to handle the daily corporate operations of the public company, financial operations, public relations and banking functions in addition to an operational office located in Texas.

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3 REPRESENTATIONS AND WARRANTIES OF HARVARD

     HARVARD represents and warrants to Shareholders that:

     3.1 Organization. HARVARD is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has all necessary corporate powers to own its properties and to carry on its business as now owned and operated by it, and is duly qualified to do business and is in good standing in each of the states where its business requires qualification.

     3.1.1 Name Change Prior to Closing. As a prerequisite to Closing, HARVARD hereby agrees to amend its Articles of Incorporation to change its name to "E*MACHINERY.NET, INC." or other mutually agreed upon name that is available prior to Closing. In addition, HARVARD hereby agrees to obtain a new trading symbol of "EMAC" or other agreed upon symbol that is available on the NASD OTC Bulletin Board as well as a new CUSIP No. for its common stock.

     3.2 HARVARD Stock. The authorized capital stock of HARVARD consists of 60,000,000 shares of common stock, par value $0.0001 of which 12,000,000 pre-split shares of common stock will be issued and outstanding prior to Closing. HARVARD agrees to effectuate a one for ten reverse stock split prior to Closing. After the one for ten reverse stock split, HARVARD will have approximately 1,200,000 post split shares of common stock outstanding. All of the issued and outstanding shares are duly and validly issued, fully paid and nonassessable. There are no outstanding subscriptions, options, rights, debentures, instru ments, convertible securities or other agreements or commitments obligation HARVARD to issue or to transfer from treasury any additional shares of its HARVARD stock of any class, other than those listed in HARVARD's 1934 Act filings with the Securities and Exchange Commission.

     3.3 Subsidiaries. The subsidiaries owned by HARVARD are set forth in
Exhibit 3.3.

     3.4 Directors and Officers. The names and titles of all directors and officers of HARVARD are as set forth in Form 10-K for the fiscal year ended December 31, 1998 as on file with the Securities and Exchange Commission. At Closing, all of the officers and directors of HARVARD will resign in favor of the officers and directors of E*MACHINERY.

     3.5 Patents, Trade Names and Rights. To the best of its knowledge HARVARD owns and holds all necessary patents, franchise rights, trademarks, service marks, trade names, inventions, processes, know-how, trade secrets, copyrights, licenses and other rights necessary to its business as now conducted or proposed to be conducted. HARVARD is not infringing upon or otherwise acting adversely to the right or claimed right of any person with respect to any of the foregoing.

     3.6 Compliance with Laws. HARVARD has complied with, and is not in violation of, applicable federal, state or local statutes, laws and regulations (including, without limitation, any applicable building, zoning or other law, ordinance or regulation and all federal and state securities laws (including, without limitation, the Securities Act of 1933 and the Securities Exchange Act of 1934) and all material respects NASDAQ rules) affecting its properties or the operation of its business.

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     3.7 Litigation. HARVARD is not a party to any suit, action, arbitration or legal, administrative or other proceeding, or governmental investigation which is pending or, to the best knowledge of HARVARD threatened against or affecting HARVARD or its business, assets or financial condition except for suits as described in its 1934 Act filings. HARVARD is not in default with respect to any order, writ, injunction or decree of any federal, state, local or foreign court, department, agency or instrumentality applicable to it.

     3.8 Authority. The Board of Directors of HARVARD has authorized the execution of this Agreement and the consummation of the transactions contemplated herein, and HARVARD has full power and authority to execute, deliver and perform this Agreement, and this Agreement is a legal, valid and binding obligation of HARVARD enforceable in accordance with its terms, subject only to the ratification by the Shareholders of HARVARD at the next annual meeting.

     3.9 Ability to Carry Out Obligations. The execution and delivery of this Agreement by HARVARD and the performance by the HARVARD of the obligations hereunder in the time and manner contemplated will not cause, constitute or conflict with or result in (a) any breach or violation of any of the provisions of or constitute a default under any license, indenture, mortgage, instrument, article of incorporation, bylaw, or other agreement or instrument to which HARVARD is a party, or by which it may be bound, nor will any consents or authorizations of any party to HARVARD's performance of its obligation hereunder; (b) an event that would permit any party to any agreement or instrument to terminate it or to accelerate the maturity of any indebtedness or other obligation of HARVARD; or (c) an event that would result in the creation or imposition of any lien, charge or encumbrance on any asset of HARVARD.

     3.10 Full Disclosure. None of the representations and warranties made by HARVARD herein or in any exhibit, certificate or memorandum furnished or to be furnished by HARVARD or on its behalf, contains or will contain any untrue statement of material fact or omit any material fact the omission of which would be misleading.

     3.11 Assets. HARVARD has good and marketable title to all of its property, free and clear of all liens, claims and encumbrances, except as otherwise indicated in its 1934 Act filings.

     3.12 Filings with the SEC. HARVARD has made all filings with the SEC that it has been required to make under the Securities Act and the Securities Exchange Act of 1934 (the "Exchange Act")(collectively, the "Public Reports"). Each of the Public Reports has complied with the Securities Act and the Exchange Act in all material respects. None of the Public Reports, as of their respective dates, contained no untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, false or misleading. HARVARD has delivered to Shareholders a correct and complete copy of each Public Report (together with all claims and schedules thereto and as amended to date).

     3.13 No debt at Closing. At such Closing utilizing $200,000 of E*MACHINERY's cash shall settle all of HARVARD's outstanding debt.

4 COVENANTS RELATING TO THE PERIOD PRIOR TO CLOSING

     4.1 Investigative Rights. From the date of this Agreement until the Closing Date, each party shall provide to the other party, and such other party's counsel, accountants, auditors and other authorized representatives, full access during normal business hours and upon reasonable advance written notice to all of each party's properties, books, contracts,

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commitments and records for the purpose of examining the same. Each party shall furnish the other party with all information concerning each party's affairs as the other party may reasonably request.

     4.2 Conduct of Business. Prior to Closing, Shareholders represent that E*MACHINERY shall conduct its business in the normal course. E*MACHINERY shall not amend its Articles of Incorporation or Bylaws (except as may be described in this Agreement), declare dividends, redeem or sell stock or other securities, incur additional or newly-funded liabilities, acquire or dispose of fixed assets, change employment terms, enter into any material or long-term contract, guarantee obligations of any third party, settle or discharge any balance sheet receivable for less than its stated amount, pay more on any liability than its stated amount, or enter into any other transaction without the prior approval of HARVARD, not to be unreasonably withheld.

5 CLOSING

     5.1 Closing. The closing of this transaction shall be held at the offices of HARVARD, 1400 Medford Plaza, Route 70 & Hartford Road, Medford, New Jersey, on February , 2000 at HARVARD's Shareholder's Meeting if a majority of HARVARD's shareholders vote in favor of this acquisition or at such other place and time as is mutually agreeable to the parties, or by FAX and Federal Express.

     5.2 Deliveries at Closing.

     5.2.1 Shareholders' Deliveries at Closing. At the Closing, the Shareholders shall deliver the following items:

     5.2.1.1 certificates representing all of the shares of E*MACHINERY stock held by the Shareholders, along with a stock power or stock powers duly executed by the Shareholders in blank;

     5.2.1.2 an investment letter in the form of Exhibit 1.2 hereof, duly executed by the Shareholders;

     5.2.2 HARVARD Deliveries at Closing. At the Closing, HARVARD shall deliver the following items:

     5.2.2.1 either (A) certificates representing the HARVARD Shares, duly issued to the Shareholders as listed on Schedule A attached hereto, or (B) a copy of a letter from HARVARD to its transfer agent instructing such transfer agent to issue the certificates representing the HARVARD Shares to the Shareholders as listed on Schedule A.

     5.2.2.2 resignations of HARVARD Officers and Directors and a resolution appointing E*MACHINERY's designated Officers and Directors.

6 CONDITIONS TO OBLIGATIONS TO CLOSE

     6.1 Conditions to Obligations of Shareholders to Close. The obligations of the Shareholders to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction of the conditions that the representations and warranties of HARVARD shall be true in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing date, that HARVARD shall have performed and complied in all material

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respects with all covenants and agreements required by this Agreement to be performed or complied with by it on or prior to the Closing Date.

     6.2 Conditions to Obligations of HARVARD. The obligations of HARVARD to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction of the conditions that the representations and warranties of the Shareholders shall be true in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date, that the Shareholders shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by it on or prior to the Closing Date; and finally that this transaction be voted upon and approved by a majority of HARVARD's shareholders.

7 INDEMNIFICATION

     7.1 Indemnification. Shareholders agree to indemnify, defend and hold the HARVARD shareholders, HARVARD, its officers and directors, harmless against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties and reasonable attorney fees that it shall incur or suffer, which arise out of, result or relate to any breach of, or failure by E*MACHINERY Shareholders to perform any of their material representations, warranties, covenants or agreements in this Agreement or in any schedule, certificate, exhibit or other instrument furnished or to be furnished by Shareholders under this Agreement.

     7.2 Indemnification. HARVARD agrees to indemnify, defend and hold Shareholders harmless against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties and reasonable attorney fees, that it shall incur or suffer, which arise out of, result or relate to any breach of, or failure by HARVARD to perform any of its material representations, warranties, covenants or agreements in this Agreement or in any schedule, certificate, exhibit or other instrument furnished or to be furnished by HARVARD under this Agreement.

     7.3 Notice and Opportunity to Defend. If there occurs an event which any Party asserts is an indemnifiable event, the Party seeking indemnification shall notify the Party obligated to provide indemnification (the "Indemnifying Party") promptly. If such event involves (i) any claim or (ii) the commencement of any action or proceeding by a third person, the Party seeking indemnification will give such Indemnifying Party written notice of such claim or the commencement of such action or proceeding. Such notice shall be a condition precedent to any liability of the Indemnifying Party hereunder. Such Indemnifying Party shall have a period of thirty (30) days within which to respond thereto. If such Indemnifying Party does not respond within such thirty (30) days period, such Indemnifying Party shall be obligated to compromise or defend, at its own expense and by counsel chosen by the Indemnifying Party shall provide reasonably satisfactory to the Party seeking indemnity, such matter and the Indemnifying Party shall provide the Party seeking indemnification with such assurances as may be reasonably required by the latter to assure that the Indemnifying Party will assume, and be responsible for, the entire liability issue. If such Indemnifying Party does not respond within such thirty (30) day period and rejects responsibility for such matter in whole or in part, the Party seeking indemnification shall be free to pursue, without prejudice to any of its rights hereunder, such remedies as may be available to such Party under applicable law. The Party seeking indemnification agrees to cooperate fully with the Indemnifying Party and its counsel in the defense against any such asserted liability. In any event, the Party seeking indemnification shall have the right to participate at its own expense in the defense of such asserted liability. Any compromise of such asserted liability by the Indemnifying Party shall require the prior written consent of the Party seeking indemnification. If, however, the

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Party seeking indemnification refuses its consent to a bona fide offer of settlement which the Indemnifying Party wishes to accept, the Party seeking indemnification may continue to pursue such matter, free of any participation by the Indemnifying Party, at the sole expense of the Party seeking indemnification. In such event, the obligation of the Indemnifying Party to the Party seeking indemnification shall be equal to the lesser of (i) the amount of the offer of settlement which the Party seeking indemnification refused to accept plus the costs and expenses of such Party prior to the date the Indemnifying Party notifies the Party seeking indemnification of the offer of settlement and (ii) the actual out-of-pocket amount the Party seeking indemnification is obligated to pay as a result of such Party's continuing to pursue such an offer. An Indemnifying Party shall be entitled to recover from the Party seeking indemnification any additional expenses incurred by such Indemnifying Party as a result of the decision of the Party seeking indemnification to pursue such matter.

8 MISCELLANEOUS

     8.1 Costs. Each party shall bear its own costs associated with this Agreement, the closing of this Agreement, and all ancillary or related measures, including without limitation, costs of attorneys fees, accountants fees, filing fees, or other costs or expenses, without right or recourse from the other.

     8.2 Additional Documentation. The parties acknowledge that further agreements and documents, in addition to the Exhibits appended hereto, may be required in order to effect the transactions contemplated hereunder. Each party agrees to provide and execute such other and further agreements or documentation as, in the opinions of respective counsel, are reasonably necessary to effect the transactions contemplated hereunder and to maintain regulatory and legal compliance.

     8.3 Captions and Headings. The article and paragraph headings throughout this Agreement are for convenience and reference only and shall not define, limit or add to the meaning of any provision of this Agreement.

     8.4 No Oral Change. This Agreement and any provision hereof may not be waived, changed, modified or discharged orally, but only by an agreement in writing signed by the party against whom enforcement of any such waiver, change, modification or discharge is sought.

     8.5 Non-Waiver. The failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants or conditions. No waiver by any party of one breach by another party shall be construed as a waiver with respect to any subsequent breach.

     8.6 Time of Essence. Time is of the essence of this Agreement and of each and every provision.

     8.7 Choice of Law. This Agreement and its application shall be governed by the laws of the State of New Jersey.

     8.8 Counterparts and/or Facsimile Signature. This Agreement may be executed in any number of counterparts, including counterparts transmitted by telecopier or FAX, any one of which shall constitute an original of this Agreement. When counterparts of facsimile copies have been executed by all parties, they shall have the same effect as if the signatures to each counterpart or copy were upon the same document and copies of such documents shall be deemed valid as originals. The parties agree that all such signatures may be transferred to a single document upon the request of any party.

     8.9 Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed as follows:

         If to HARVARD. to it at:

         Louis Kassen, President
         1400 Medford Plaza
         Route 70 & Hartford Road
         Medford, New Jersey 08055

         If to Shareholders, to them at:

         E*MACHINERY, INC.
         1600 Medford Plaza
         Route 70 & Hartford Road
         Medford, New Jersey 08055

     8.10 Binding Effect. This Agreement shall inure to and be binding upon the heirs, executors, personal representatives, successors and assigns of each of the parties to this Agreement.

     8.11 Mutual Cooperation. The parties hereto shall cooperate with each other to achieve the purpose of this Agreement and shall execute such other and further documents and take such other and further actions as may be necessary or convenient to effect the transaction described herein.

     8.12 Brokers. The parties hereto represent that no other broker has brought about this Agreement, and no other finder's fee has been paid or is payable by either party. Each party hereto shall indemnify and hold the other harmless against any and all claims, losses, liabilities or expenses which may be asserted against it as a result of its dealings, arrangements or agreements with any other broker.

     8.13 Survival of Representations and Warranties. The representations, warranties, covenants and agreements of the parties set forth in this Agreement or in any instrument, certificate, opinion or other writing provided for herein shall survive the Closing.

     AGREED AND ACCEPTED as of the date first above written.

                        HARVARD FINANCIAL SERVICES CORP.

                        By:
                            -------------------------------
                             Louis Kassen, President
ATTEST:

Corporate Secretary
(Corporate Seal)

SHAREHOLDERS OF E*MACHINERY, INC. WHO WILL WARRANT THE
REPRESENTATIONS HEREIN:

Arthur A. O'Shea III
Stuart R. Matthews

                    NON-WARRANTING SHAREHOLDER SIGNATURE PAGE

NON-WARRANTING E*MACHINERY SHAREHOLDER SIGNATURE PAGE for Agreement Concerning the Exchange of Stock between HARVARD FINANCIAL SERVICES CORP. and the Shareholders of E*MACHINERY, INC.

The undersigned shareholders of E*MACHINERY, INC. execute this Agreement solely for the purpose of affirming the following and for no other purpose.

     Delivery of E*MACHINERY Stock

     Each E*MACHINERY Shareholder signing hereto hereby agrees to sell, assign, transfer and deliver and does hereby sell, assign, transfer and deliver to HARVARD, and HARVARD agrees to acquire and accept from each E*MACHINERY Shareholder, upon the terms and conditions set forth in this Agreement, complete, absolute and unencumbered right, title and interest in and to the E*MACHINERY Shares held by each E*MACHINERY Shareholder.

     Consideration.

     The entire consideration to be paid to E*MACHINERY Shareholders in exchange for the transfer, assignment and deliver of the E*MACHINERY Shares is common shares of the authorized but unissued HARVARD stock of HARVARD as allocated on Schedule A to each shareholder.

     Exchange of Shares

     At the Closing Date as defined in this Agreement, HARVARD shall deliver to E*MACHINERY Shareholders, in accordance with Schedule A, the proper number of shares of the authorized but unissued HARVARD stock of HARVARD (the "HARVARD Shares"). The exchange of shares contemplated by this Agreement is intended to result in a tax-free reorganization within the meaning of Section 368(a)(1)(B) of the Code. The E*MACHINERY Shareholders agree to assist HARVARD in adopting and filing any documentation necessary to comply with the Code in order to preserve the tax-free treatment of the within exchange of shares.

     Investment Representation.

     The Shares being acquired by E*MACHINERY Shareholders hereunder are being acquired for investment purposes only and not with a view towards resale or redistribution and no person or entity has any beneficial interest in such shares except the E*MACHINERY Shareholders. The Shares being acquired have not been registered under the Securities Act of 1933 as amended (the "Securities Act") and E*MACHINERY Shareholders acknowledge and agree that they may not sell, offer, transfer, hypothecate or convey such shares except pursuant to a registration statement pursuant to the Securities Act or an exemption therefrom. Such shares shall be issued with the following legend and shall be subject to a stock transfer order delivered by the Company to the transfer agent, such legend to be as follows:

                  The shares represented by this certificate have not been registered with the Securities and Exchange Commission under the Securities Act of 1933, as amended. The shares have been acquired for investment and may not be sold, transferred, assigned, pledged or hypothecated in the absence of an effective registration for these shares under such Act or an opinion of the Company's counsel that such registration is not required under said Act.



------------------------------------



------------------------------------

                                   SCHEDULE A

                        LIST OF E*MACHINERY SHAREHOLDERS

  Shareholder Name                                      Number of
    and Address                                   E*MACHINERY Shares
 ------------------                               ------------------
Arthur A. O'Shea, III                                 4,000,000
Stuart R. Matthews                                    2,000,000
Stanton M. Pikus                                      2,000,000
Kevin J. McAndrew                                       400,000

                                   EXHIBIT 1.2

                                INVESTMENT LETTER


HARVARD FINANCIAL SERVICES CORP.



                    Re: INVESTMENT LETTER

Gentlemen:

     The undersigned having acquired by a stock-for-stock exchange a certain amount of the total 8,600,000(1) restricted shares of common stock of HARVARD FINANCIAL SERVICES CORP., a Delaware corporation (the "Company"), par value $.0001 per share (the "Securities"), hereby represents to the Company that:

     1. The Securities which are being acquired by the undersigned are being acquired for the undersigned's own account and for investment and not with a view to the public resale or distribution thereof.

     2. The undersigned will not sell, transfer or otherwise dispose of the Securities unless, in the opinion of the Company's counsel, such disposition conforms with applicable securities laws requirements.

     3. The undersigned is aware that the Securities are "restricted securities" as that term is defined in Rule 144 (the "Rule") promulgated under the Securities Act of 1933, as amended (the "Act").

     The undersigned acknowledges that the undersigned has had an opportunity to ask questions of and receive answers from duly designated representatives of the Company concerning the finances of the Company and the proposed business plan of the Company.

     The undersigned acknowledges and understands that the Securities are unregistered and must be held indefinitely unless they are subsequently registered under the Act or an exemption from such registration is available.

--------
1 To be increased one share for each dollar invested in E*MACHINERY's Private
  Placement prior to Closing.

HARVARD FINANCIAL SERVICES CORP.                                         Page 2
Investment Letter
--------------------------------------------------------------------

     The undersigned further acknowledges that the undersigned is fully aware of the applicable limitations on the resale of the Securities. These restrictions for the most part are set forth in Rule 144 (the "Rule"). The Rule permits sales of "restricted securities" upon compliance with the requirements of such Rule. If and when the Rule is available to the undersigned, the undersigned may make only sales of the Securities in accordance with the terms and conditions of the rule (which may limit the amount of Securities that may be sold).

     By reason of the undersigned's knowledge and experience in financial and business matters in general, and investments in particular, the undersigned is capable of evaluating the merits and risks of an investment by the undersigned in the Securities.

     The undersigned is capable of bearing the economic risks of an investment in the Securities. The undersigned fully understands the speculative nature of the Securities and the possibility of loss.

     The undersigned's present financial condition is such that the undersigned is under no present or contemplated future need to dispose of any portion of the Securities to satisfy any existing or contemplated undertaking, need, or indebtedness.

     Any and all certificates representing the Securities, and any and all securities issued in replacement thereof or in exchange therefor, shall bear a restrictive legend.

     The undersigned further agrees that the Company shall have the right to issue stop-transfer instructions to its transfer agent until such time as sale is permitted under Security Laws and acknowledges that the Company has informed the undersigned of its intention to issue such instructions.

                                            Very truly yours,


                                            ----------------------------
                                                                        (L.S.)
                                            Undersigned

                                            Date:
                                                  -----------------------

                                            Address
                                                     -----------------------

                                                     -----------------------

                                            Social Security Number

                                   EXHIBIT 2.3

                        SUBSIDIARIES OF E*MACHINERY, INC.


None

                                   EXHIBIT 2.4

                                E*MACHINERY, INC.

                          PRIVATE PLACEMENT MEMORANDUM

                             DATED DECEMBER 7, 1999

                        CONFIDENTIAL OFFERING MEMORANDUM
                             DATED: DECEMBER 7, 1999



                        E*MACHINERY, INC. ("E*MACHINERY")
                              (A Texas Corporation)

                                2,500,000 SHARES
                                  COMMON STOCK
                               AT $1.00 PER SHARE
                                  ($2,500,000)

                                        Placement
                        Price to      Discounts and      Proceeds to the
                        Public         Commissions           Company1

Total Minimum           $1.00              --                $200,000
200,000 Shares

Total Maximum           $1.00              --              $2,500,000
2,500,000 Shares


     1 Before the deduction of expenses of this Offering, including, but not limited to, legal, accounting, consulting and printing expenses, which are estimated to be approximately $50,000 ($15,000 for the minimum).

                                TABLE OF CONTENTS

STATE NOTICE REQUIREMENTS...................................................7

TERMS OF THE OFFERING......................................................10

THE OFFERING...............................................................11

RISK FACTORS...............................................................12

THE COMPANY................................................................17

PROJECTED PROFIT CENTERS OF E*MACHINERY, INC...............................26

BALANCE SHEET..............................................................28

USE OF PROCEEDS1...........................................................29

MANAGEMENT.................................................................30

PRINCIPAL STOCKHOLDERS.....................................................30

DESCRIPTION OF SECURITIES..................................................31

SUITABILITY STANDARDS......................................................31

RESTRICTIONS ON TRANSFER...................................................32

METHOD OF SALE OF SHARES...................................................32

EXHIBIT "A" - SUBSCRIPTION AGREEMENT ......................................34

                                                         Dated: December 7, 1999

                          PRIVATE PLACEMENT MEMORANDUM

                                E*MACHINERY, INC.

                  A MAXIMUM OF 2,500,000 SHARES OF COMMON STOCK

     E*Machinery, Inc. (the "Company") is a corporation organized under the laws of the state of Texas. This Offering of a minimum of 200,000 Shares ($200,000) and a maximum of 2,500,000 Shares ($2,500,000) is being made pursuant to Regulation D, Rule 506 or rule 4(2) of the Securities Act of 1933, as amended (the "Act"), on a best efforts basis. The minimum sale of 200,000 Shares must be accepted by the Company before a closing may occur. The Company intends to accept only subscriptions for a minimum of $50,000 or more per person; however, the Company reserves the right to accept subscriptions for less than $50,000. All checks are to be made out of "Levy & Levy, P.A., Attorney Trust Account." Unless 150,000 shares are sold by December 15, 1999 or a 30 day extension) from the date of the offering, all funds in the Trust account will be promptly returned to the subscribers in full without deduction or interest. If the minimum is closed, the Offering will remain open until (1) the 2,500,000 shares are sold, or (2) March 31,2000. The Company reserves the right to accept or reject subscriptions from any individual or entity at any time prior to Closing.

     No person is authorized to give any information or to make any representations not contained in this Memorandum, and, if given or made, any information or representation not contained herein must not be relied upon as having been authorized by or on behalf of the Company. Neither delivery of this Memorandum nor any sale of the Shares shall at any time imply that the information contained herein is correct at any time subsequent to this date.

     This Memorandum does not contain all of the information that would normally appear in a prospectus for an offering registered under the Securities Act or that may be necessary to make an informed investment decision regarding an investment in the Shares. The Company will furnish additional information to interested offerees upon request. Purchasers of the Shares will be required to acknowledge at the time of purchase that they have requested and received all information necessary to make an informed decision to Purchase the Shares.

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR WITH ANY STATE OR REGULATORY AGENCY UNDER ANY SECURITIES LAWS OF ANY STATE IN RELIANCE UPON EXEMPTIONS FROM REGISTRATION PROVIDED IN SUCH LAWS AND THE RULES AND REGULATIONS THEREUNDER, AND MAY NOT BE RESOLD OR TRANSFERRED IN THE ABSENCE OF THE SATISFACTION OF CERTAIN CONDITIONS, INCLUDING AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH LAWS OR AN OPINION OF COUNSEL OF THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.



                                                                                      Proceeds to the
Shares Offered                              Proceeds               Commissions          Company (1)
------------------------------------------------------------------------------------------------------
Minimum 200,000 Shares
at $1.00. per share                         $   200,000                $ 0              $   200,000
Maximum 2,500,000 Shares
at $1.00 per share                          $2,500,000                 $ 0              $ 2,500,000

(1) Prior to deducting expenses of the Offering, estimated to be approximately $50,000 ($15,000 minimum). Such expenses include professional and other fees incurred by the Company. Such expenses will be payable from the net proceeds of the Offering.

     See "RISK FACTORS" for a discussion of various considerations that should be considered by prospective investors.

     The Offering will terminate upon the sale of 2,500,000 Shares maximum or 200,000 Shares minimum if not sold by March 31, 2000 or December 15, 1999 respectively The proceeds of the Offering are contemplated to be expended within six months of receipt by the Company.

THIS CONFIDENTIAL PRIVATE PLACEMENT MEMORANDUM OFFERS THE COMMON STOCK ONLY TO INVESTORS WHO QUALIFY AS "INSTITUTIONAL INVESTORS" PROVIDED, HOWEVER, THAT SHARES MAY BE OFFERED AND SOLD TO "ACCREDITED INVESTORS" AND A LIMITED NUMBER OF "NON-ACREDITED INVESTORS" (AS SUCH TERMS ARE DEFINED IN THE SECURITIES ACT OF 1933, AS AMENDED) AT THE WRITTEN CONSENT OF THE COMPANY. ALL INVESTORS MUST MEET CERTAIN SUITABILITY STANDARDS ESTABLISHED BY THE COMPANY, SUBJECT TO THE COMPANY'S RIGHT TO REJECT SUBSCRIPTIONS, IN WHOLE OR IN PART. THE MINIMUM SUBSCRIPTION WILL BE FOR $50,000, UNLESS OTHERWISE APPROVED BY THE COMPANY.

THE SHARES OFFERED HEREBY WILL BE SOLD SUBJECT TO THE PROVISIONS OF A SUBSCRIPTION AGREEMENT (THE "SUBSCRIPTION AGREEMENT") CONTAINING CERTAIN REPRESENTATIONS, WARRANTIES, TERMS AND CONDITIONS. ANY INVESTMENT IN THE SHARES OFFERED HEREBY SHOULD BE MADE ONLY AFTER A COMPLETE AND THOROUGH REVIEW OF THE PROVISIONS OF THE SUBSCRIPTION AGREEMENT. THE COMPANY RESERVES THE RIGHT IN ITS DISCRETION TO ACCEPT OR REJECT, IN WHOLE OR PART, ANY PROPOSED INVESTMENT IN THE SHARES.

THE SHARES AND THIS OFFERING HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE REGULATORY AGENCY, NOR HAS SUCH COMMISSION OR ANY SUCH AGENCY PASSED UPON THE ADEQUACY OR ACCURACY OF THIS MEMORANDUM. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

INVESTMENT IN THE SECURITIES OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK. THESE SECURITIES ARE HIGHLY SPECULATIVE AND SHOULD ONLY BE PURCHASED BY PERSONS WHO CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. PROSPECTIVE PURCHASERS SHOULD CAREFULLY CONSIDER THE INFORMATION SET FORTH UNDER
"RISK FACTORS" BEFORE PURCHASING SUCH SECURITIES.

THE SECURITIES DESCRIBED HEREIN ARE BEING OFFERED PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, AND APPLICABLE STATE SECURITIES LAWS RELATING TO TRANSACTIONS NOT INVOLVING A PUBLIC

OFFERING OR SOLICITATION, SUCH EXEMPTIONS LIMIT THE NUMBER AND TYPES OF INVESTORS TO WHOM THE OFFERING IS MADE AND RESTRICT SUBSEQUENT TRANSFER OF THE SECURITIES DESCRIBED HEREIN.

THE SECURITIES DESCRIBED HEREIN ARE RESTRICTED WITH RESPECT TO TRANSFERABILITY AND RESALE. SUCH SECURITIES MAY NOT BE RESOLD OR OTHERWISE DISPOSED OF BY AN INVESTOR UNLESS, IN THE OPINION OF COUNSEL OF THE COMPANY, REGISTRATION UNDER THE SECURITIES ACT, OR APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED OR COMPLIANCE IS MADE WITH SUCH REGISTRATION REQUIREMENTS.

THIS MEMORANDUM DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE SECURITIES DESCRIBED HEREIN IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. EXCEPT AS OTHERWISE INDICATED HEREIN, THIS MEMORANDUM SPEAKS AS OF THE DATE HEREOF. NEITHER THE DELIVERY OF THIS MEMORANDUM NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY AFTER THE DATE HEREOF.

THIS MEMORANDUM IS SUBMITTED IN CONNECTION WITH THE OFFERING OF THE SECURITIES DESCRIBED HEREIN AND MAY NOT BE REPRODUCED OR USED FOR ANY OTHER PURPOSE. BY ACCEPTING DELIVERY OF THIS MEMORANDUM, EACH POTENTIAL INVESTOR AGREES THAT HE, SHE OR IT WILL NOT DIVULGE THE CONTENTS HEREOF TO ANY PERSON OR ENTITY AND WILL RETURN IT (WITH ALL RELATED DOCUMENTS OR MATERIALS) TO THE COMPANY UPON REQUEST IF SUCH INVESTOR DOES NOT AGREE TO PURCHASE ANY OF THE SECURITIES. ANY REPRODUCTION OR DISTRIBUTION OF THIS DOCUMENT WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMPANY IS PROHIBITED.

PROSPECTIVE INVESTORS ARE NOT TO CONSTRUE THE CONTENTS OF THIS MEMORANDUM AS LEGAL, TAX OR ACCOUNTING ADVICE, BUT SHOULD CONSULT THEIR LEGAL COUNSEL, ACCOUNTANTS AND BUSINESS ADVISORS ABOUT LEGAL, TAX AND ACCOUNTING MATTERS CONCERNING AN INVESTMENT IN THE SECURITIES DESCRIBED HEREIN.

CERTAIN PROVISIONS OF VARIOUS DOCUMENTS AND RECORDS ARE BRIEFLY SUMMARIZED IN THIS MEMORANDUM. SUCH SUMMARIES ARE NOT AND DO NOT PURPORT TO BE COMPLETE AND REFERENCE MUST BE MADE DIRECTLY TO SUCH DOCUMENTS AND RECORDS FOR COMPLETE INFORMATION CONCERNING THE RIGHTS AND OBLIGATIONS OF THE PARTIES. COPIES OF SUCH DOCUMENTS ARE INCLUDED HEREWITH OR ARE AVAILABLE UPON REQUEST FROM THE COMPANY.

PROSPECTIVE INVESTORS ARE URGED TO READ THIS MEMORANDUM CAREFULLY. ALL PROSPECTIVE INVESTORS WILL HAVE AN OPPORTUNITY TO TALK WITH REPRESENTATIVES OF THE COMPANY TO VERIFY ANY OF THE INFORMATION INCLUDED HEREIN AND TO OBTAIN ADDITIONAL INFORMATION REGARDING THE COMPANY. THIS MEMORANDUM CONTAINS SUMMARIES OF CERTAIN DOCUMENTS. COPIES OF ALL MATERIAL DOCUMENTS, CONTRACTS AND FINANCIAL STATEMENTS RELATING TO THE COMPANY WILL BE MADE AVAILABLE TO PROSPECTIVE INVESTORS FOR INSPECTION DURING NORMAL BUSINESS HOURS UPON REQUEST TO THE COMPANY. THE DELIVERY OF THIS MEMORANDUM, ATTACHMENTS OR OTHER MATERIALS AT ANY TIME DOES NOT

IMPLY THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION CONTAINED HEREIN OR THEREIN SINCE THE DATE HEREOF OR THEREOF.

ANY REPRODUCTION OR DISTRIBUTION OF THIS MEMORANDUM, IN WHOLE OR IN PART, OR THE DIVULGENCE OF ANY OF ITS CONTENTS WITHOUT THE PRIOR WRITTEN PERMISSION OF THE COMPANY IS PROHIBITED. THIS MEMORANDUM IS FURNISHED FOR THE SOLE USE OF THE OFFEREE AND FOR THE SOLE PURPOSE OF PROVIDING INFORMATION REGARDING THE SECURITIES OFFERED HEREBY. NO OTHER USE OF THIS INFORMATION IS AUTHORIZED. THE DELIVERY OF THIS MEMORANDUM DOES NOT CONSTITUTE AN OFFER OF ANY SECURITIES OTHER THAN THE SECURITIES OFFERED HEREBY NOR AN OFFER TO ANY PERSON IN ANY JURISDICTION IN WHICH AN OFFER WOULD BE UNLAWFUL. THE OFFEREE, BY ACCEPTING DELIVERY OF THIS MEMORANDUM AND ANY OTHER MATERIALS DELIVERED IN CONNECTION WITH THIS MEMORANDUM, AGREES NOT TO COPY THIS MEMORANDUM AND SUCH OTHER MATERIALS AND TO RETURN IT TOGETHER WILL ALL ATTACHMENTS AND EXHIBITS, TO THE COMPANY IF THE OFFEREE DOES NOT PURCHASE ANY OF THE SECURITIES.

EXCEPT AS HEREIN DISCUSSED, NO PERSON HAS BEEN AUTHORIZED BY THE COMPANY TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION CONCERNING THE COMPANY OTHER THAN THOSE CONTAINED IN THIS MEMORANDUM IN CONNECTION WITH THE OFFERING DESCRIBED HEREIN AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. IN MAKING AN INVESTMENT DECISION, INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE COMPANY AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED.

ANY ESTIMATES OR FORECASTS AS TO EVENTS THAT OCCUR IN THE FUTURE ARE BASED UPON THE BEST JUDGMENT OF THE COMPANY'S MANAGEMENT AS OF THE DATE OF THIS MEMORANDUM. WHETHER SUCH ESTIMATES OR FORECASTS MAY BE ACHIEVED WILL DEPEND UPON THE COMPANY ACHIEVING ITS OVERALL BUSINESS OBJECTIVES AND THE AVAILABILITY OF FUNDS INCLUDING FUNDS FROM THE SALE OF THE SECURITIES OFFERED HEREBY. THERE IS NO GUARANTEE THAT ANY OF THESE FORECASTS WILL BE ATTAINED. ACTUAL RESULTS WILL VARY FROM THE FORECASTS AND SUCH VARIATIONS MAY BE MATERIAL.

THE COMPANY MAY ACCEPT OR REJECT ANY OFFER TO PURCHASE THE SECURITIES DESCRIBED HEREIN, IN WHOLE OR IN PART, FOR ANY REASON, AND THE COMPANY MAY WITHDRAW OR CANCEL THE OFFERING WITHOUT NOTICE. AFFILIATES OF THE COMPANY MAY ACQUIRE SECURITIES IN THIS OFFERING.

THE COMPANY RESERVES THE RIGHT TO ALLOT TO ANY PROSPECTIVE INVESTOR LESS THAN THE AMOUNT OF SHARES SUCH INVESTOR DESIRES TO PURCHASE.

THE COMPLETION OF EACH PURCHASE AND SALE OF THE SHARES WILL BE AT A PLACE AND TIME SPECIFIED BY THE COMPANY AND IN ACCORDANCE WITH THE PROVISIONS IN THE FORM OF THE SUBSCRIPTION AGREEMENT.

                            STATE NOTICE REQUIREMENTS

                         NOTICE TO NEW JERSEY RESIDENTS

THIS CONFIDENTIAL OFFERING MEMORANDUM HAS NOT BEEN FILED WITH OR REVIEWED BY THE NEW JERSEY BUREAU OF SECURITIES PRIOR TO ITS ISSUANCE AND USE. THE BUREAU OF SECURITIES OF THE STATE OF NEW JERSEY HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                          NOTICE TO NEW YORK RESIDENTS

THIS PRIVATE OFFERING MEMORANDUM HAS NOT BEEN REVIEWED BY THE ATTORNEY GENERAL PRIOR TO ITS ISSUANCE AND USE. THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATIONS TO THE CONTRARY IS UNLAWFUL.

                           NOTICE TO FLORIDA RESIDENTS

IF SALES ARE MADE TO FIVE OR MORE PERSONS IN FLORIDA, THE FOLLOWING PROVISIONS WILL APPLY:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE FLORIDA SECURITIES ACT IN RELIANCE UPON EXEMPTION PROVISIONS CONTAINED THEREIN. ss.517.061(11)(A)(5) OF THE FLORIDA SECURITIES AND INVESTOR PROTECTION ACT (THE "FLORIDA act") PROVIDES THAT ANY PURCHASER OR SECURITIES IN FLORIDA WHICH ARE EXEMPTED FROM REGISTRATION UNDER ss.517.061(11) OF THE FLORIDA ACT MAY WITHDRAW HIS SUBSCRIPTION AGREEMENT AND RECEIVE A FULL REFUND OF ALL MONIES PAID, WITHIN THREE BUSINESS DAYS AFTER HE TENDERS CONSIDERATION FOR SUCH SECURITIES. THEREFORE, ANY FLORIDA RESIDENT WHO PURCHASES SECURITIES IS ENTITLED TO EXERCISE THE FOREGOING STATUTORY RESCISSION RIGHT WITHIN THREE BUSINESS DAYS AFTER TENDERING CONSIDERATION FOR THE SECURITIES BY TELEPHONE, TELEGRAM, OR LETTER NOTICE TO THE PRESIDENT AT THE ADDRESS OR TELEPHONE NUMBER SET FORTH ON THE COVER PAGE HEREOF. ANY TELEGRAM OR LETTER SHOULD BE SENT OR POSTMARKED PRIOR TO THE END OF THE THIRD BUSINESS DAY. A LETTER SHOULD BE MAILED BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO ENSURE ITS RECEIPT AND TO EVIDENCE THE TIME OF MAILING. ANY ORAL REQUESTS SHOULD BE CONFIRMED IN WRITING.

                            NOTICE TO TEXAS RESIDENTS

IF SALES ARE MADE TO MORE THAN FIFTEEN OR MORE PERSONS IN TEXAS, TEXAS REGISTRATION MAY BE REQUIRED.

AVAILABLE INFORMATION

     The information set forth herein should be read together with, and is qualified in its entirety by reference to the information contained in, the exhibits hereto. Prospective investors should read the exhibits hereto, including financial statements, in their entirety. To the extent that such information is not consistent with the information set forth herein, the information herein will be deemed superseded by the information contained in such exhibits.

CONFIDENTIALITY

     The information contained in this Memorandum is confidential and proprietary to the Company and is being submitted to prospective investors solely for such investors' confidential use with the express understanding that, without the prior written permission of the Company, such prospective investors will not release this document or discuss the information contained herein or make reproductions of or otherwise use this Memorandum for any purpose other than evaluating a potential investment in the securities described herein. This Memorandum contains certain financial and other information (incorporated by reference or otherwise) concerning the Company which is material non-public information and should be treated as confidential. Receipt and acceptance of this Memorandum constitutes the recipient's acknowledgment that the information contained herein will be maintained in strict confidence by the recipient and will not be disclosed to any third parties.

     A prospective investor, by accepting delivery of this Memorandum, further agrees to promptly return to the Company this Memorandum and any other documents or information furnished if the prospective investor elects not to purchase any of the securities described herein or upon request of the Company.

INDEPENDENT EVALUATION

     This Memorandum does not purport to be all-inclusive or to contain all of the information that a prospective investor may desire in evaluating an investment in the securities of the Company. Prior to the consummation of the offer and sale of any of the securities described herein, the Company will afford prospective investors an opportunity to ask questions of and receive answers from the Company concerning the terms and conditions of the securities described herein, the Company or other relevant matters and to obtain additional information to the extent the Company possesses such information or can acquire it without reasonable effort or expense. Any such questions should be directed to Arthur A. O'Shea III, President and Chief Executive Officer, or Kevin J. McAndrew, Secretary of E*Machinery, Inc., at 1400 Medford Plaza, Medford, New Jersey 08055, (609) 953-0044 or by facsimile at (609) 953-0062. No person or entity has been authorized to give any information or to make representations about the Company or the Offering and, if given or made, any such information or representation by any other person or entity must not be relied upon as having been authorized by the Company. Each prospective investor must conduct and rely on his own evaluation of the Company and the terms of the Offering (including the merits and risks involved) in making an investment decision with respect to the securities described herein. Investment in the Shares involves a high degree of risk. See "RISK FACTORS."

                              TERMS OF THE OFFERING
GENERAL

     200,000 shares of Common Stock, $.0001 par value per share ("Shares") are being offered to "Institutional Investors"; provided, however, that offers and sales may be made to "Accredited Investors" and a limited number of "Non-Accredited Investors" as those terms are defined in

Regulation D and Rule 501 promulgated under the Securities Act of 1933, as amended (the "Securities Act") upon the written consent of the Company at a price of $1.00 per share. Any funds from the sale of additional shares sold up to the maximum of 2,500,000 shares will not be held in escrow but delivered to the Company. This Offering will remain open until March 31, 2000 (minimum until December 15, 1999). The Company reserves the right to reject any subscription, to accept one subscription over another, and to allocate available Shares among subscribers as it deems appropriate.

SUBSCRIPTION PAYMENTS

     The purchase price of the Shares subscribed for must be paid for by cash, check or wire transfer. All checks are to be made out to "Levy & Levy, P.A. Attorney Trust Account." The minimum investment per investor is 50,000 shares, although the Company may, in its discretion, accept subscriptions for lesser amounts.

RESTRICTIONS ON TRANSFERABILITY

     The securities described herein are: (i) not registered under the Securities Act or the securities laws of any state; and (ii) are being offered and sold in reliance upon exemptions from the registration provisions of federal and state securities laws. Investors purchasing such securities will, therefore, not be able to resell or otherwise transfer such securities in the absence of registration under the Securities Act or unless an exemption from the registration requirements thereof is made available. Additionally, all applicable state laws requiring registration or qualification must also be satisfied before any resale or transfer of the securities is permitted.

INVESTOR SUITABILITY STANDARDS

     The Shares will only be sold to "Institutional Investors" provided, however, that Shares may be sold to "Accredited Investors" and a limited number of "Non-Accredited Investors" within the meaning prescribed by Regulation D and Rule 501 promulgated under the Securities Act upon the written consent of the Company.

     Each investor will be required to represent that the investment is suitable for him, that he is purchasing the Shares for investment and not with a view to a distribution or resale, and that he is purchasing the Shares for his own account and not for the account of others. The Company may require additional information with respect to any subscriber. Subscription information will be used by the Company to determine whether or not to accept subscriptions and will be kept confidential and not disclosed except to counsel and, if required, to governmental and regulatory authorities. the Company reserves the right, in its sole discretion, to reject any subscription or to accept one subscription over another.

PLAN OF DISTRIBUTION

     The Company is offering the securities described herein on a "best efforts" basis. If the Company is not successful in obtaining subscriptions for the minimum amount offered hereby, all funds in the Trust account will be promptly returned to the subscribers in full without deduction or interest. The Company reserves the right to accept or reject subscriptions from any individual or entity at any time prior to Closing.

FURTHER INFORMATION

     At their request, prospective investors will have the opportunity to meet with and ask questions of the Officers and Directors of the Company concerning the Company, its operations and prospects and the terms and conditions of the Offering. The Company will provide prospective investors with such further information as they may reasonably request to supplement the information contained in this Memorandum. Prospective investors are urged to avail themselves of this opportunity. All such additional information is considered confidential and proprietary information of the Company and is subject to the confidentiality restrictions applicable to the Memorandum. See "INDEPENDENT EVALUATION".

THE OFFERING

Securities Offered:                      The Company is offering a maximum of 2,500,000
                                         shares of its Common Stock, $.0001 par value per
                                         share (the "Shares") to Institutional Investors (as well
                                         as to "Accredited Investors" and a limited number of
                                         "Non-accredited Investors" as permitted by this
                                         Memorandum) pursuant to this Private Placement
                                         Memorandum (this "Memorandum").

Minimum Purchase:               Unless otherwise agreed to by the Company, the minimum
                                purchase by each prospective investor is 50,000 Shares.

Capital Stock Outstanding
Prior to Offering:                       Approximately 8,600,000 shares of Common
                                         Stock as of December 7, 1999. Upon
                                         completion of the maximum Offering, the
                                         Company will have 11,100,000 shares of
                                         Common Stock issued and outstanding.

Voting Rights:                  Each share of Common Stock has one vote.

Risk Factors:                   An investment in the Shares
                                involves a high degree of risk and
                                should only be undertaken by
                                investors able to lose their entire
                                investment. Prospective investors
                                should review carefully and consider
                                the factors described under "RISK
                                FACTORS".

Use of Proceeds:                         All of the net proceeds to the Company will be used for
                                         repayment of debt, general corporate purposes and for
                                         working capital.  If the Offering is fully subscribed, the
                                         Company expects to use the entire proceeds from the
                                         Offering within six months from the date of this
                                         Memorandum.


RISK FACTORS

     Purchase of the securities offered hereby involves a high degree of risk and must be considered a speculative investment. An investment in the securities is suitable only for persons of adequate means, who have no need for liquidity in their investment, who can afford the loss of their entire investment and who are "Institutional Investors " or who meet the accredited investor requirements of Regulation D promulgated under the Securities Act or a limited number of non-accredited investors. Prospective investors should, prior to any purchase of the Shares, carefully consider the following risk factors, as well as the other information contained in this Memorandum, attached hereto as Exhibits and incorporated by reference herein.

1. OUR LIMITED OPERATING HISTORY MAKES EVALUATING OUR BUSINESS DIFFICULT.

     We were incorporated in November 1999. Accordingly, we have a limited operating history upon which to evaluate our operations and future prospects. In addition, our revenue model is evolving and relies substantially upon the growth of e-commerce spending on the Internet and our ability to become a full-service Internet company. As an early stage company in a new and rapidly evolving market, we face risks and uncertainties relating to our ability to successfully implement our business plan, which are described in more detail below. We may not successfully address these risks.

2. WE HAVE NOT BEEN PROFITABLE AND MAY NOT BECOME PROFITABLE, IN WHICH EVENT OUR BUSINESS WOULD BE ADVERSELY AFFECTED.

     To date, we have not been profitable. We may never be profitable, or, if we become profitable, we may be unable to sustain profitability. We expect to continue to incur losses for the foreseeable future because we expect to continue to spend significant resources to expand our business.

3. IF THE DEMAND FOR WORLDWIDE PURCHASE AND SUPPORT SERVICES FOR THE HEAVY EQUIPMENT INDUSTRY DECREASES, OUR BUSINESS WILL BE HARMED.

     Our success depends in part on the increased acceptance of online business to business e- commerce, for such services has only recently begun to develop and is evolving rapidly. The market for our services may not grow and any growth may not be sustained.

4. OUR SUCCESS DEPENDS ON OUR ABILITY TO ATTRACT VISITORS TO E*MACHINERY.NET WEBSITE.

     Our future success depends upon our ability to continue to attract and retain visitors, members, advertisers, licensees and other service related suppliers such as banks and insurance companies. If we are unable to attract these visitors, the effectiveness of our business, results of operations and financial condition would be materially adversely affected.

5. WE MAY FACE SIGNIFICANT COMPETITION.

     The market for Internet services is intensely competitive. We expect competition in our market to continue to intensify as a result of increasing market size, greater visibility of the market opportunity for Internet services and minimal barriers to entry. Industry consolidation may also increase competition. We compete with many types of companies, including both online and offline companies, search engine and other Internet portal companies, a variety of Internet-based advertising networks and other companies that facilitate the marketing of products and services on the Internet. Many of our existing competitors, as well as a number of potential new competitors, have longer operating histories, greater name recognition, larger client bases and significantly greater financial, technical and marketing resources than we do. This may allow them to compete more effectively and be more responsive to industry and technological change than us. We may not be able to compete successfully and competitive pressures may reduce our revenues and result in increased losses or reduced profits.

6. OUR BUSINESS MAY SUFFER IF WE ARE UNABLE TO RETAIN KEY PERSONNEL.

     Our future success is substantially dependent upon the continued service of our founders, Arthur A. O'Shea, III, Chief Executive officer, and Stuart R. Matthews, Vice President, and other executive officers. The loss of the services of any of our executive officers could have a material adverse affect on our business. We do not currently have "key person" life insurance policies on any of our employees. We have employment agreements only with the founders. Competition for senior management is intense, and we may not be successful in attracting and retaining key personnel.

7. THE INABILITY TO PROTECT OUR INTELLECTUAL PROPERTY RIGHTS, AND ANY INFRINGEMENT ON THE INTELLECTUAL PROPERTY RIGHTS OF OTHERS, COULD ADVERSELY AFFECT OUR BUSINESS.

     Third parties may infringe or misappropriate our patents, trademarks or other intellectual property rights, which could have a material adverse effect on our business, results of operations or financial condition. The actions we take to protect our trademarks and other proprietary rights may not be adequate. In addition, the validity, enforceability and scope of protection of proprietary rights in Internet-related industries is uncertain and still evolving.

     Third parties may assert infringement claims against us. Any claims and any resulting litigation, should they occur, could subject us to significant liability for damages. In addition, even if we prevail, litigation could be time-consuming and expensive to defend, and could result in the diversion of our time and attention. Any claims from third parties may also result in limitations on our ability to use the intellectual property subject to these claims unless we are able to enter into contractual arrangements with the third parties making these claims, which arrangements may not be available on commercially reasonable terms.

8. PRIVACY AND SECURITY CONCERNS MAY CAUSE CUSTOMERS NOT TO PARTICIPATE IN OUR PORTAL/WEBSITE WHICH WOULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS.

     An important feature of the services we provide our clients is our ability to develop and maintain a data base and other information about customers participating in our portal. Privacy and other security concerns may cause customers to resist providing us with business and personal data, which would reduce the value of our services. Moreover, privacy and security concerns may inhibit customer acceptance of the Internet as a means of commerce. If privacy and other security concerns of customers are not adequately addressed, our business would be materially adversely affected.

9. OUR GROWTH WILL DEPEND ON THE GROWTH OF INTERNET USAGE.

     We depend on continued growth in the use of the Internet by businesses and customers. If electronic commerce does not grow or grows more slowly than expected, the use of the Internet by businesses may decline or grow more slowly than anticipated. Even if Internet usage grows, the Internet infrastructure may not be able to support the demands placed on it and its performance or reliability may decline.

10. WE MAY BE UNABLE TO RESPOND TO TECHNOLOGICAL CHANGE EFFECTIVELY.

     Our industry is characterized by rapid technological change, frequent new service introductions, changing consumer demands and evolving industry standards and practices. Our inability to anticipate and effectively respond to these changes on a timely basis would materially adversely affect our business, results of operations and financial condition. Our future success will depend, in part on our ability to cost-effectively adapt to rapidly changing technologies, to enhance existing services and to develop and introduce a variety of new services to address changing demands of customers and our clients on a timely basis.

11. THE FAILURE OF OUR COMPUTER OR COMMUNICATIONS SYSTEMS MAY ADVERSELY AFFECT OUR BUSINESS.

     Our business depends on the efficient and uninterrupted operation of our computer and communications systems. Any system failure, including network, software or hardware failure, that causes an interruption in our service or decreases the responsiveness of our portal or website could materially adversely affect our business.

12. LAWS AND REGULATIONS PERTAINING TO THE INTERNET MAY ADVERSELY AFFECT OUR BUSINESS

     There are an increasing number of laws and regulations pertaining to the Internet. These laws and/or regulations may relate to liability for information retrieved from or transmitted over the Internet, online content regulation, user privacy, taxation and the quality of products and services. Moreover, the applicability to the Internet of existing laws governing intellectual property ownership and infringement, copyright, trademark, trade secret, obscenity, libel, employment, personal privacy and other issues is uncertain and developing. Any new law or regulation pertaining to the Internet, or the application or interpretation of existing laws, could decrease the demand for our services, increase our cost of doing business or otherwise have a material adverse effect on our business, results of operations and financial condition.

13. ARBITRARY DETERMINATION OF OFFERING PRICE

     The offering price of the Shares was arbitrarily determined by the Company and does not necessarily bear any relationship to the Company's asset value, net worth or other established criteria of value.

14. LESS THAN MAXIMUM OFFERING

     The Company intends to utilize any proceeds proportionately as set forth in Use of Proceeds, as soon as the minimum proceeds are received. However, if less than the full offering is sold, the investor has increased risk because e*machinery would not have the use of the full offering proceeds as set forth herein.

15. DEPENDENCE UPON OFFERING

     The Company has limited working capital and is wholly dependent upon the proceeds to be realized from this offering to fulfill its business operations.

16. VOTING CONTROL BY MANAGEMENT; POTENTIAL ANTI-TAKEOVER EFFECT

     After giving effect to this offering Management will beneficially own over 50% of the outstanding shares. Accordingly, they may, by themselves, have sufficient shares to be able to approve major corporate transactions including amending the Certificate of Incorporation of the Company, the sale of substantially all of the Company's assets, the election of all of the directors of the Company and to control the Company's change in control of the Company and may adversely affect at the rights of the shareholders of the Company. In addition, the Company is subject to a State of Texas statute regulating business combinations which may also hinder or delay a change or control.

                                   THE COMPANY

We believe that throughout the world, businesses are seeking industry focused or specific portals. Customized portals will soon be a consumer expectation of business to business Internet users. In brief: Access to the Internet and the company Intranet will come through web sites, networks, and customized software designed to serve up information relevant to the company and to the industry of which it is a part.

It is our intention therefore to design, host, manage , maintain, and constantly update a vertically integrated portal that will not only provide interplay between the major manufacturers, distributors, and providers of supportive goods and services to the heavy equipment industry, but will also provide our members, licensees, and business partners access to their own company wide intranets, and other destinations on the web.

We do not know of any company or web page on the Internet that offers the scope of what we can create, namely that focuses on a specific, and entire industry. E*machinery can be the pivot and entry point for immediate, coordinated transactions of virtually any kind on a daily basis anywhere in the world for every aspect of the heavy equipment industry.

e*machinery is the fruit of many years of creative energy by founders Arthur A. O'Shea III and Stuart R. Matthews. e*machinery is a system whose components were specifically crafted to benefit both buyers and sellers of heavy machinery, as well as the banks, leasing companies, insurance companies and other industries associated with heavy machinery worldwide.

Arthur A. O'Shea III has built strong working relationships with equipment buyers and financial institutions to assist his family of customers in acquiring the necessary machinery to complete their projects. Working the International markets both as an independent businessman and later as Vice President-Chief Operating Officer and Director of International Sales for Hoss Equipment Company, has given Mr. O'Shea a broad knowledge of the heavy equipment market. Mr. O'Shea is experienced in both sales and management with one of the United States' most profitable Caterpillar dealerships as well as many years in the construction and mining machinery business, developing the rebuilding and marketing of major brands of construction and mining machinery such as Komatsu, Hitachi and VME.

Mr. O'Shea's bilingual talents will give e*machinery a head start in the vast Latin American marketplace based on his strong personal and business relationships with contractors and mining companies, suppliers, end users and government agencies.

Making customer satisfaction the primary focus helped to develop the e*machinery formula which stands to change the way construction and mining machinery is bought and sold in the future. This formula consists of bridging the customer to a multifaceted web based portal specializing in business to business e-commerce in the construction and mining industry, and then offering both buyers and sellers access to pivotal support services.

Companies that sell construction and mining machinery will benefit from the following services:

     o Photos and basic descriptions placed in the Internet for viewing by our buying members 24hours a day / 365 days a year.

     o    An informative web page for their company

     o    E-mail links to specified personnel within their company

     o e*machinery's advertising ultimately increases traffic to the site which increases a seller's potential exposure.

     o Sellers receive the e*machinery Hit List which gives them the contact information of potential buyers looking for specific machines. This service sends information via e-mail on a daily basis in order to assist the seller with a warm lead.

Buyers of construction and mining machinery will benefit from the following services:

     o Access to news and information from the e*machinery web site 24 hours a day / 365 days a year to include all major manufactures and dealers worldwide.

     o    Access to updated machinery listings, including photos

     o Buyers can receive listings of specific available machines via e-mail or fax on a daily basis.

     o    Domestic and foreign financial services.

     o    Immediate reaction time and trained professionals.

Hard copy advertisers provide exposure to limited number of subscribers, and information is usually a minimum of 3 weeks old before it reaches the prospective buyer.

e*machinery will be updated daily and reach around the globe, 24 hours a day / 365 days a year.

e*machinery will be designed to show all inventory available, updated on a daily basis. Unlimited specifications and photographs will be available at the click of a mouse. Buyers historically must spend hours digging through pages of ads unrelated to their search.

e*machinery will focus the buyers' search to the machines they want to see.

Sharp declines in market trends can happen overnight and hard copy advertisers will usually have to wait a minimum of 3 weeks to react to these sharp declines. Which may lead to money lost.

e*machinery will alert its members immediately to market trends.

Today, companies are pouring millions of dollars into web based advertising and promotion. e*machinery will provide a full-stop shopping portal for the construction and mining machinery industry. e*machinery.net, our web site, will foster business to business e-commerce for construction and mining machinery.

e*machinery.net, our portal's web site address, will bridge the gap that has separated construction and mining machinery buyers and sellers for years. By harnessing the power of the World Wide Web, e*machinery will provide its members with the finest customer service and value. Increasing profits through decreased advertising costs for sellers and decreasing acquisition costs through time savings for buyers, e*machinery is the model of the future for construction and mining machinery. It will be the entry point on the web for all those interested in any aspect of the heavy machinery industry.

E*MACHINERY'S RELATIONSHIP WITH CANTERBURY INFORMATION TECHNOLOGY, INC.

In order to design, develop, host, maintain and evolve its Internet based portal, e*machinery has been working with Canterbury Information Technology, Inc., a Nasdaq National Market company (CITI) since last July.

The Canterbury Companies have historically provided a variety of computer and management training programs and technology consulting services which are marketed to Fortune 1000 companies. CALC/Canterbury Corp. offers computer software training and is a Microsoft Solutions Provider and Certified Technical Education Center. CALC/Canterbury Corp. also offers training for Lotus, Apple, SBT and Corel. USC/Canterbury Corp. is a premier value added reseller of hardware and software and also provides training and network design. MSI/Canterbury Corp. offers sales and management training and consulting to corporations nationwide. ATM/Canterbury Corp., is a software consulting and development company that created MasterTrak, a records management software tracking program; and EasyImage, which allows a document to be automatically scanned, indexed and linked through a network to desktop PCS.

The Internet addresses for the Canterbury Companies are:

     o    Corporate - www.canterburyciti.com.
     o    CALC/Canterbury Corp. - www.calc.com
     o    USC/Canterbury Corp. - www.gettrained.com
     o    ATM/Canterbury Corp. - www.atmcan.com; and
     o    MSI/Canterbury Corp. - www.msitrain.com.

CALC/Canterbury Corp. is a Microsoft Technical Education Center as well as a Microsoft Authorized Testing Center, as well as an Authorized Education Center for Lotus and others. CALC is also a corporate computer consulting company. CALC Web University, a division of CALC, is now offering its first course online on its own web site for distribution worldwide.

ATM/Canterbury Corp. through its MasterTrak and EasyImage applications can scan and access over PC's anywhere in the world file room documents or physical inventory ranging from parts to huge machines.

Both of these Canterbury Information Technology, Inc. subsidiaries have been working since July with e*machinery and will continue to do so in order to provide state of the art Internet based products and services both for e*machinery's portal, and for any members, licensees or customers of e*machinery.

Because of its strong belief in the e*machinery concept and its trust in the management of e*machinery Canterbury has agreed:

     o to permit its President and Executive Vice President to sit on e*machinery's Board of Directors
     o to accept payment for a substantial part of its technology services in e*machinery's common stock if and when e*machinery is a public company
     o to permit its President and Executive Vice President to work with e*machinery in the areas of finance, accounting and corporate administration.
     o to permit both Canterbury's President and Executive Vice President to be significant stockholders in e*machinery.

COMPETITION

Although the Company believes that no existing Internet portal is currently offering the depth of products and services for any specific industry that e*machinery, inc. expects to offer for the heavy machinery industry, there is potential competition both on and off the Internet at this time.

Potential Competitors would include:
         Verticalnet
         Netgateway
         Yahoo
         Ariba
         American Online
         Stores
         Machinery Trader
         Point2
         Global Sourcing Network
         GUIA
         Centrack
         imark.com
         My Little Salesman
         Equipment Central
         Tradeyard

U.S. MACHINERY CORP.

Custom Rebuilt & Certified Rebuilt Machinery Program

Global Marketing Alliances

The strength of e*machinery.net will be grounded in business relationships established around the world. Unlike other web based machinery sites who attempt to sell machines by simply showing listings and pictures on a computer screen, people sell machines on e*machinery.net With over 20 years of combined experience in the industry, including working for Caterpillar dealers and independent used equipment companies, e*machinery.net knows the heavy machinery business. Key international relationships have been built in Japan, Canada, China, Great Britain, Latin America and the Middle East. Through many of these relationships, e*machinery.net will quickly have a presence (in their native language) throughout the world.

Another advantage that e*machinery.net has in the international market is the strong relationship that has been built by its founders with the United States Export-Import Bank. This relationship should put e*machinery.net ahead of individual companies in working on government guaranteed loans for export of heavy machinery.

Custom Rebuilt Machinery

U.S. Machinery Corp. (USMC) is a separate division of e*machinery, inc. that is focused on the rebuilding and marketing of construction and mining machinery. Utilizing relationships with Caterpillar dealers, USMC can offer like new machinery with a warranty at a fraction of the cost of new. This is a tremendous advantage for contractors and mining companies. They can upgrade their fleets at a lower cost without the risk of buying used machines without a warranty. The following pages give more information regarding rebuilding, refurbishing and U.S. manufactured construction and mining machinery.

U.S. Machinery Corp.

Existing working relationship with local Caterpillar Dealer
Cooperation from U.S. Financial Institution to work with U.S.M.C. in Mexico. U.S. Machinery Corporation has established good working relationship with the U.S. Export Import Bank.
Experienced in rebuilding and marketing rebuilt machinery

Strength of U.S. Machinery Corp.

U.S. Machinery Corporation's Custom Rebuild Program is the answer to having quality machinery with a warranty. Often these machines can be purchased for half the cost of new.

We use only genuine Caterpillar parts on our custom rebuild program machines. Once rebuilt, the machines are processed through a state-of-the-art blast and paint facility which provides factory quality painting.

Warranty Options Available
         1 year/2000 hour powertrain
         2 year/10,000 hour powertrain

Customer Rebuilt/Certified Rebuild

1.The type of machinery we offer in this program will include:

     Wheel loaders, dozers, excavators, wheel dozers, scrapers, motorgraders and end dump trucks.

2. The specific models of machinery primarily offered are:

    Wheel loaders
    992C & D
    988F
    980F
    966F

    Dozers - Track Type Tractors
    D11N
    D10N
    D9N
    D8N

    Pipelayers
    594
    583
    572

    Excavators
    245B/375L
    235D/350L

    Wheel Dozers
    992/690
    B34B
    824B

    Scapers/Motor Scrapers
    657E/651E
    637E/631E/633E

    F.   Motor Graders
    16G
    14G
    140G

    G.  End Dump Trucks
        5.   785B
        6.   777B&C
        7.   773B
        8.   769C

Core Criteria

A. Not over 25,000 total frame hours
B. No pitting or corrosion
C. Not over 7 years old (Custom Rebuild)
D. Not over 10 years old (Certified Rebuild)
E. Preferably U.S. serial numbered units
F. Within Core pricing sheet
G. No major plating or breaks in frames (chassis or frame)

*All cores should be thoroughly inspected so that rebuild pricing can be determined at time of acquisition.

How will e*machinery.net's "Intranationalnet"(TM) work?

All machinery that I listed within the "vortal" will be assigned a stock number through the inventory training system, designed by MasterTrak. This information will be connected to a common database that will be controlled by the technical staff at CALC/Canterbury, a wholly owned subsidiary of Canterbury Information Technology, Inc., a National Market Nasdaq public company in Medford, NJ. CALC/Canterbury's President Glen Hukins will direct all "Vortal" development and work closely with ATM/Canterbury President Alan McGaffin in developing the MasterTrak software to be tailored to e*machinery.net's "Vortal" database that will drive the Intranationalnet (TM) on the World Wide Web.

Licensing Agreements:

e*machinery, inc. has commenced qualifying Construction & Mining Machinery sales companies around the world so that licensing agreements can be in place and executed no later than the end of the first quarter 2000, of which there is no assurance. One of the most important goals is to have a world wide sales force that shares each others inventories to immediately satisfy a customer's needs. This multifaceted sales force must qualify through criteria determined by the management of e*machinery, inc. as follows:

1. Be well known in their area of the Industry with excellent customer relations and reputation.

2. Have a substantial inventory of quality Construction and Mining Machinery dedicated to their niche of the Industry.

3. Ability to supply parts & service and product support to their customer base and/or have relationships to subcontract.

4. Provide Guarantees/Warranties specifically tailored to their customers' needs.

5. Sign a quality assurance contract with e*machinery.net to insure our customers that they can purchase Construction & Mining Machinery with confidence.

6. Ability to help qualified customers obtain financing or lease options in their designated areas or territories.

7. Ability to secure Sea, Air or Land transportation that makes sense for their area of territory with respect to the customer's purchases.

8. Ability to perform or contract a qualified technical analysis of Construction & Mining Machinery and stand behind their reports.

9. Ability to perform or contract a qualified appraisal of one or a whole fleet of Construction & Mining Machinery in their niche of the market.

10. Ability to perform or contract qualified residual values based on market value and condition reports of Construction & Mining Machinery, in their niche of the market.

11.  Be able to provide text and speak to their area or territories.

12. Help implement the education of our customers with industry related cases given by e*machinery.net over the Internet, through CALC/Canterbury.

By the end of 2001 we hope to have e*machinery.net working on all Continents to include 36 countries and in 16 languages.

Major Manufacturer:

The "Vortal" will be designed to work with Major Manufacturers throughout the world. One of the main objectives for e*machinery.net is to expose the assets & services of these Major Manufacturer's and their Dealer/Distribution Sources. We must vertically integrate their existing web sites, interactively and three dimensionally so that they will gain greater exposure to prospective buyers by being one of the elite clients of the industry focused "Vortal" e*machinery.net.

Independent Dealers/leasing and rental agencies.

The major manufacturers of Construction & Mining Machinery have a stranglehold in the market for new sales but there exists a huge multi-billion dollar worldwide market for rebuilt and used Construction & Mining Machinery. Rental companies, used equipment dealers, leasing agencies should be very interested in joining our vortal.

These companies should benefit greatly by being part of the clientele of e*machinery.net. The international exposure should take these companies to new revenue heights. Also having their inventory on our Intranationalnet (TM) will be adding a multifaceted, multilingual sales force to their current sales force. Membership has its privileges and its costs. A small commission is proposed to be deducted from each sale that is executed through the e*machinery.net family. A percentage will stay with e*machinery.net and the rest will go to the licensed sales organization. Through MasterTrak we will know who does what and when, Through MasterTrak, a wholly owned subsidiary of Canterbury Information Technology, Inc., the tracking of that information is virtually limitless and the access of that database should be effortless.

The e*machinery.net site map will provide quick access to important sites within our industry. The Site Map will include manufacturers, financial institutions, transportation companies and government agencies that are an integral part of the global machinery market. Up to the minute construction and mining news should be available 24 hours a day by clicking the link at the top of the page. This will provide members insight into the industry at the click of a mouse.

The full version of e*machinery.net will bring up to the minute auction results, bid letting and other information to draw visitors to the site again and again.

Large photos and descriptions will highlight the machinery information that we make available to our visitors. It is enough information to get them to call and request more, giving a sales staff an opportunity to talk to a warm lead every time.

The e*machinery.net navigational bar stays at the top of the screen during the entire visit at the site. This makes it easy to jump from one section to another without numerous steps.

                                LEGAL PROCEEDINGS

None.

                             SIGNIFICANT INFORMATION

Potential investors are urged to review as part of this Memorandum the documents concerning Financial Statements, management of the Company, biographies, employment contracts, compensation, principal shareholders and other important investment information.

                                Profit Centers of
                                e*machinery, inc.

LICENSING AGREEMENTS
     Major Manufacturers of Construction and Mining Machinery
     International Agencies and Trading Companies
     Domestic Agencies and Trading Companies

ANNUAL MEMBERSHIP FEES FROM CUSTOMER BASE
     Manufacturers of Machinery
     Distributors/Dealers of New and Used Construction and Mining Machinery Rental/Leasing Companies
     Transportation Companies
     Lending Institutions
     Import-export Banks (Worldwide)
     Software Companies

CONSULTING
     Appraisal of Construction * Mining Machinery
     Needs Analysis
         Dealers/Distributors
         Rental/Leasing Companies
         Contractors
     Acquisitions of machinery for specific customers
     Educational & Research Reports

AS AGENT FOR DEALERS/DISTRIBUTORS/TRADING COMPANIES

ADVERTISING REVENUE
     Manufacturers of Construction and Mining Machinery
     Retailers of Rebuilt and Refurbished Machinery
     Banks
     Leasing Companies
     Insurance Companies
     Retail Dealerships
     Educational Providers
     Other Non-related Advertisers
     U.S. Machinery Corp.

                           BALANCE SHEETBALANCE SHEET
                                DECEMBER 1, 1999


   Cash                                          $1,000

   Developed software (1)                       515,000
                                              ---------

             Total Assets                      $516,000
                                              =========
   Accounts payable & accrued expenses         $585,000

   Stockholders equity                          (69,000)
                                              ---------
             Total liabilities & Equity        $516,000
                                              =========

1 This figure may not be a capital item according to GAAP, and may therefore be reduced in part or in whole in the future. This capitalized expense is for the initial design of the e*machinery.net's web site.

                                USE OF PROCEEDS1




Hardware/software for Web site and Web site development              $875,000

Telephone/communications hardware/software                             50,000

Initial Printing (marketing brochures and office forms)                65,000

Legal                                                                  50,000

Texas office set up - security deposits, furniture, computers
     and other office equipment                                        85,000

New Jersey office set up - security deposits, computers,
    and other office equipment                                         35,000

Public company stock purchase                                         200,000

Working capital requirements                                        1,140,000
                                                                   ----------
                               Total Usage                         $2,500,000
                                                                   ==========


1 To the extent that the maximum $2,500,000 has not been raised, working capital shall first be reduced to $250,000 and the other uses set forth above would then be proportionately reduced.

                                   MANAGEMENT

                                    OFFICERS

 Arthur A. O'Shea, III                       President, Chief Executive Officer

 Stuart R. Matthews                          Vice President, Treasurer

 Kevin J. McAndrew                           Secretary


                             DIRECTORS

 Arthur A. O'Shea, III

 Stuart R. Matthews

 Kevin J. McAndrew

 Stanton M. Pikus

     ARTHUR A. O'SHEA, III has been the President, Chief Executive Officer and a Director of E*Machinery, Inc. since its inception. From 1992 through the inception of E*Machinery, Inc. in 1999, Mr. O'Shea was employed in various capacities by Hoss Equipment Company, one of the largest used equipment dealers in the United States. From 1998 through 1999, he was Vice President, Chief Operating Officer and International Sales Director; in 1997, he was Vice President of Sales, both domestic and international; and from 1992 through 1996, he was International Sales Director. From 1990 through 1991, he was a consultant with Industrial Metals Company and Liberty Iron & Metals to dismantle and re-sell the major assets of Lafarge Corporation cement processing plant located in Fort Worth, Texas. From 1986 through 1990, he traveled extensively throughout Latin America, as well as Mexico, employed by three (3) major dealers of Caterpillar equipment. He also, during this period, was a consultant for five
(5) construction companies in Mexico with regard to the utilization of heavy construction machinery. From 1980 through 1985, he was employed by Darr Equipment Company, Inc., a North Texas and Oklahoma Caterpillar dealership. Mr. O'Shea filed a personal bankruptcy petition in February 1999 as a precautionary measure against an individual alleged creditor. The validity and enforceability of such debt is presently being vigorously litigated.

     STUART R. MATTHEWS has been a Director of E*Machinery, Inc. since its inception and will be Vice President and Treasurer of the company as of early February, 2000. From 1994 to date, Mr. Matthews is Marketing Director of International Sales for Hoss Equipment Company. In 1994, he worked for Alvis Arthur Machinery Company as Advertising and Marketing Director. From 1993 through early 1994, he was Sales and Customer Service Director for Dalworth Corporate Cleaning Company. From 1990 through 1993, he was employed as General Manager of the retail division for Parkway Paging Company. From 1987 through 1989, he was the Municipal Court Police Liaison for the City of Grand Prairie, Texas. From 1983 through 1986, Mr. Matthews attended the Michael F. Price College of Business at the

University of Oklahoma, as well as received a degree in Advertising from the H.H. Herbert School of Journalism and Mass Communications, also at the University of Oklahoma.

     KEVIN J. MCANDREW, CPA, has been Secretary and a Director of E*Machinery, Inc. since its inception. Mr. McAndrew is also the Chief Operating Officer, Executive Vice President and a Director of Canterbury Information Technology, Inc., a public company listed on National Market NASDAQ, and has been with the company since 1987. He is a graduate of the University of Delaware (B.S. Accounting, 1980) and has been a Certified Public Accountant since 1982. From 1980 through 1983, he was an Auditor with the public accounting firm of Coopers and Lybrand in Philadelphia. From 1984 through 1986, Mr. McAndrew was employed as a Controller for a New Jersey-based division of Allied Signal, Inc.

     STANTON M. PIKUS has been a Director of E*Machinery, Inc. since its inception. Mr. Pikus is the President and Chairman of the Board of Directors of Canterbury Information Technology, Inc., a NASDAQ National Market public company that focuses on training and information technology. Mr. Pikus was a founder of the company. He graduated from the Wharton School of the University of Pennsylvania (B.S. Economics and Accounting) in 1962. From 1968 through 1981, he had been President and majority stockholder of Brown, Bailey and Pikus, Inc., a mergers and acquisitions consulting firm that completed more than twenty (20) transactions. In addition, Mr. Pikus has been retained in the past by various small- to medium-sized public companies in the capacity of an independent financial consultant.

                             PRINCIPAL STOCKHOLDERS

                                                    NUMBER OF SHARES
        NAME                                        OF COMMON STOCK
        ----                                        ----------------
        Arthur A. O'Shea, III                          4,000,000

        Stuart R. Matthews                             2,000,000

        Stanton M. Pikus                               2,000,000

        Kevin J. McAndrew                                400,000

        William N. Levy, Esq.                            200,000
                                                      ----------
                                                       8,600,000
                                                      ==========

                            DESCRIPTION OF SECURITIES

Common Stock

     Holders of shares of Common Stock of the Company are entitled to cast one vote for each share held at all shareholders meetings for all purposes, including the election of directors, and to share equally on a per share basis in such dividends as may be declared by the Board of Directors out of funds legally available therefor. Upon liquidation or dissolution, each outstanding share of Common Stock will be entitled to share equally in the assets of the Company legally available for distribution to shareholders after the payment of all debts and other liabilities. Shares of Common Stock are not redeemable, have no conversion rights and carry no preemptive or other rights to subscribe to or purchase additional shares in the event of a subsequent offering. All outstanding shares of Common Stock are, and the shares offered hereby will be when issued, fully paid and non-assessable.

Non-Cumulative Voting

        The Common Stock does not have cumulative voting rights which means that the holders of more than fifty percent of the Common Stock voting for election of directors can elect one hundred percent of the directors of the Company if they choose to do so.

Dividends

        There are no limitations or restrictions upon the right of the Board of Directors to declare dividends out of any funds legally available therefor. It is not anticipated that any dividends will be paid in the foreseeable future. The Board of Directors may follow a policy of retaining earnings to finance the future growth of the Company. Accordingly, future dividends, if any, will depend upon, among other considerations, the Company's need for working capital and its financial condition at the time.


                              SUITABILITY STANDARDS

INVESTMENT IN THE SECURITIES INVOLVES A HIGH DEGREE OF RISK AND IS SUITABLE ONLY FOR PERSONS OF SUBSTANTIAL FINANCIAL RESOURCES WHO HAVE NO NEED FOR LIQUIDITY IN THEIR INVESTMENT. See "RISK FACTORS".

The Securities lack liquidity as compared with other securities since the Securities will be restricted by the Subscription Agreement and applicable federal and state securities laws.

The Securities will be offered or sold only to a subscriber whom the Issuer believes, based on reasonable grounds after reasonable inquiry, is an "accredited investor" or to a limited number of "non-accredited investor" pursuant to Regulation D or Rule 4(2) of the Securities Act of 1933, as amended ("Act"). An "accredited investor" as defined in Regulation D [Rule 501 (a) under the Securities Act of 1933 (17 C.F.R. Sec. 230.501 (a)] is, among other things, a natural person whose net worth exceeds $1,000,000 or a natural person who has had an individual income in excess of $200,000 in each of the most recent two years and who expects an income in excess of $200,000 in the current year.

Subscribers' representations will be reviewed to determine the suitability of prospective purchasers, and the Issuer will have the right to refuse a subscription for the Securities for any reason in its sole discretion. Subscriptions will not necessarily be accepted in the order in which received.

                            RESTRICTIONS ON TRANSFER

The Securities offered hereby are restricted securities as that term is defined in the Securities Act of 1933 as amended.

Investment in the Securities offered may be made by persons who do so for investment purposes only and without a view to resale or further distribution. This Confidential Offering Memorandum and the Subscription Agreement provides that no sale will be approved in the absence of a effective registration or an opinion of counsel satisfactory to the Company that such transfer qualifies for an exemption. The purchaser of the securities offered hereby agrees to the placement of a legend on the certificates restricting transferability and additionally agrees not to sell the securities purchased unless the Securities are subsequently registered.

The Company has agreed to indemnify its officers, Directors and agents against certain liabilities, including liabilities under the Securities Act of 1933, as amended. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

                            METHOD OF SALE OF SHARES

     The offering of Shares will be conducted in reliance upon exemptions from registration requirements contained in Section 4(2) and Rule 506 of Regulation D under the Securities Act of 1933, as amended (the "Securities Act") and pursuant to the relevant state "blue sky" laws for transactions not involving a public offering. Accordingly, offers and sales of the Shares will only be made to prospective Investors who satisfy, in the sole judgment of the Company, all of the following suitability standards:

     1. Each Investor must be an "accredited investor" (or a limited number of "non-accredited investors") as such terms are defined in Rule 501(a) of Regulation D under the Securities Act.

     2. Each Investor must confirm and represent that the Shares to be purchased are being acquired for investment and not with a view to distribution.

     Before closing any sale of Shares to an Investor, a Subscription Agreement in the form of Exhibit A hereto, must be executed by such Investor and delivered to the Company, along with a check, payable to "Levy & Levy, P.A. Attorney Trust Account" in an amount equal to the purchase price of the Shares being so purchased.

     Each prospective Investor should obtain the advice of his attorney, tax consultant, and business advisor with respect to the legal, tax and business aspects of the investment prior to subscribing for these securities.

     The Company may in its sole discretion accept or reject any potential Investor's subscription in whole or in part, irrespective of whether such Investor meets the minimum suitability standards for investing in the Offering. The Company is under no obligation to accept a potential Investor's subscription unless and until the Company accepts such Subscription Agreement at the Closing (as defined in the Subscription Agreement).

     This Offering will terminate on the earlier of the date of receipt by the Company of good funds and executed Subscription Agreements acceptable to the Company for all of the Shares, or December 15, 1999 if the minimum 200,000 shares have not been sold (which can be extended 30 days), whereupon a Closing will be held at the offices of Levy & Levy, P.A., Plaza 1000, Suite 309, Main Street, Voorhees, New Jersey, 08043, upon receipt of good funds from the Investor and upon acceptance of the subscription by the Company and delivery of Closing stock certificates. At such Closing, the Company will cause to be delivered to Investors whose Subscription Agreements and funds have been accepted by the Company stock certificates duly issued and authorized by the Company which represent the number of shares which the Company has agreed to sell to such Investors. Thereafter multiple closings may occur up to the maximum shares to be sold until March 31, 2000.

EXHIBIT "A"

                             SUBSCRIPTION AGREEMENT

                             SUBSCRIPTION AGREEMENT

                                 $1.00 PER SHARE

e*machinery, inc.

Gentlemen:

     The undersigned acknowledges that he or she has received and reviewed a copy of the Confidential Offering Memorandum dated December 7, 1999, of e*machinery, inc., a Texas Corporation, (the "Company"), including the exhibits appended thereto; (the Confidential Offering Memorandum, together with the exhibits thereto, is referred to herein as the "Memorandum"). The Memorandum relates to the private placement of 2,500,000 shares of common stock (the "Shares") of the Company being offered herewith. The Company is offering the Shares on the terms and in the manner described in the Memorandum.

     It is understood that, upon the acceptance by the Company of the undersigned's offer to purchase the number of Shares set forth herein, the undersigned will receive a copy of this executed Subscription Agreement executed on behalf of the Company.

     1. Subscription. Subject to the terms and conditions hereof, the
undersigned hereby irrevocably subscribes for and agrees to purchase     Shares.
Except as provided immediately below, the undersigned tenders herewith a check (the "Check") in an amount of $ , payable to the order of "Levy & Levy, P.A. Attorney Trust Account". At the sole discretion of the Company, the Company may allow less than $50,000 of shares to be purchased by an individual investor.

     The Check and this Subscription Agreement that is Exhibit A to the Memorandum should be delivered to Levy & Levy, Plaza 1000, Suite 309, Main Street, Voorhees, New Jersey, 08043. After the minimum of 200,000 shares ($200,000) have been sold prior to the termination date, a Closing shall occur upon receipt of good funds and acceptance of the undersigned's offer to purchase the number of Shares set forth herein (the date on which the undersigned's offer to purchase shares is accepted being the "Closing Date"). The Company must also deliver stock certificates at the Closing. If this subscription is rejected by the Company, the proceeds in an amount equal to the amount tendered by the investor shall be promptly returned in full to the undersigned, without interest, and this Agreement shall be rendered by the Company null and void and of no further force or effect. Thereafter, multiple Closings may occur up to the maximum shares to be sold prior to March 31, 2000.

     2. Acceptance of Subscription. The undersigned understands and agrees that this subscription is made subject to the following terms and conditions:

     (a) The Company shall have the right to reject this subscription, in whole or in part; and

     (b) The Company shall have no obligation to accept subscriptions for Shares in the order received.

     3. Representations and Warranties of the Undersigned.

The undersigned understands that the Shares are being offered and sold pursuant to the exemption from registration provided for in Section 4(2) of the Securities Act of 1933, as amended, (the "Act"), and Rule 506 of Regulation D promulgated thereunder. The undersigned further understands that he is purchasing the Shares without being furnished any offering literature or prospectus other than the Memorandum, that no documents relating to this private placement as such have been filed with or reviewed by the Securities and Exchange Commission or by any administrative agency charged with the administration of the securities laws of any state. All documents, records and books pertaining to this investment have been made available to the undersigned and his representatives, including without limitation his attorney and/or his accountant, and that the books and records of the Company will be available upon reasonable notice for inspection by investors during reasonable business hours at its principal place of business. In addition the undersigned hereby represents and warrants as follows:

     (a) The undersigned (X) if an individual (I) is a citizen of the United States, and at least 21 years of age, and (ii) is a bonafide permanent resident of and is domiciled in the State set forth on the signature page hereof and has no present intention of becoming a resident of any other State or jurisdiction, or (Y) if a partnership, trust, corporation or other entity, has a principal place of business and is domiciled in the State as set forth on the signature page thereof and has no present intention of changing its principal place of business or its domicile to any other state or jurisdiction;

     (b) The undersigned has read and fully considered the section in the Memorandumentitled "Risk Factors" and understands that shares are extremely speculative investments with a high degree of risk of loss, and there will be no public market for the Shares and it may not be possible to liquidate an investment in the Shares; Common stock has not been registered under the Act or State Securities Laws and may not be sold until such Common Stock is registered under the Act or an exemption from such registration is available.

     (c) The undersigned is able (I) to bear the economic risk of this investment, (ii) to hold the Shares indefinitely, and (iii) presently to afford a complete loss of this investment; the undersigned has adequate means of providing for current needs and personal contingencies, and has no need for liquidity in this investment;

     (d) The undersigned has such knowledge and experience in financial and business matters that he/she is capable of evaluating the merits and risks of an investment in the Shares and of making informed investment decision;

     (e) The undersigned confirms that, in making his decision to purchase the Shares, he/she has relied solely upon independent investigations made by him/her and/or by his/her representatives, including his own professional tax and other advisors, and that he and such representatives and advisors have been given the opportunity to ask questions of, and to receive answers from, officers of the Company and Counsel to the Company concerning the terms and conditions of this offering, and to obtain any additional information, to the extent such persons possess such information or can acquire it without unreasonable effort or expense, necessary to verify the accuracy of the information set forth in the Memorandum;


     (f) The Shares hereby subscribed for are being acquired by the undersigned in good faith solely for his/her own personal account, for investment purposes only, and are not being purchased for resale, resyndication, distribution, subdivision or fractionalization thereof; the undersigned has no contract or arrangement with any person to sell, transfer or pledge to any person the Shares or any part thereof, any interest therein or any rights thereto; the undersigned has no present plans to enter into any such contract or arrangement; and he/her understands that as a result he/she must bear the economic risk of the investment for an indefinite period of time because the Shares have not been registered under the Act and, therefore, cannot be sold unless they are subsequently registered under the Act or an exemption from such registration under the Act is available.

     (g) The undersigned consents to the placement of a legend, until the common shares are registered, on the stock certificates evidencing the Shares being purchased, which legend shall be in a form substantially as follows:

               "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SALE OR OTHER DISPOSITION OF THE SHARES IS PROHIBITED UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH SALE OR OTHER DISPOSITION CAN BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933. BY ACQUIRING THE SHARES REPRESENTED HEREBY THE HOLDER REPRESENTS THAT HE HAS ACQUIRED SUCH SHARES FOR INVESTMENT AND THAT HE WILL NOT SELL OR OTHERWISE DISPOSE OF THESE SHARES WITHOUT REGISTRATION OR OTHER

               COMPLIANCE WITH THE AFORESAID ACT AND THE RULES AND REGULATIONS THEREUNDER.";

     (h) FOR PARTNERSHIPS, CORPORATIONS, TRUSTS, OR OTHER ENTITIES ONLY: If the undersigned is a partnership, corporation, trust or other entity;

           (i) The undersigned has enclosed with this Agreement appropriate evidence of the authority of the individual executing this Agreement to act on its behalf (i.e., if a trust, a copy of the trust agreement; if a corporation, a certified corporation resolution authorizing the signature and a copy of the articles of incorporation; or if a partnership, a copy of the partnership agreement),

          (ii) The undersigned represents and warrants that it was not organized or reorganized for the specific purpose of acquiring Shares, and

         (iii) The undersigned has the full power and authority to execute this Subscription Agreement on behalf of such entity and to make the representations and warranties made herein on its behalf and this investment in the Company has been affirmatively authorized by the governing board of such entity and is not prohibited by the governing documents of the entity; and

          (iv) The undersigned represents that he is an "accredited investor," as such term is defined in Rule 501 of Regulation D under the Act.

     The foregoing representations and warranties and undertakings, are made by the undersigned with the intent that they be relied upon in determining his suitability as a purchaser of the Shares and the undersigned hereby agrees that such representations and warranties shall survive his purchase of the Shares. By executing this Agreement, the undersigned represents that he has read and acknowledged each of the representations set forth above.

     If more than one person is signing this Agreement, each representation and warranty and undertaking made herein shall be a joint and several representation, warranty or undertaking of each such person.

     4. Representations and Warranties of the Company.

     (a) The Company has been duly and validly incorporated and is validly existing and in good standing as a corporation under the laws of the State of Texas. The Company has all requisite power and authority, and all necessary authorizations, approvals and orders required as of the date hereof to own its properties and conduct its business as described in the Memorandum and to enter into this Subscription Agreement and to be bound by the provisions and conditions hereof.

     (b) All corporate action required to be taken by the Company prior to all the issuance and sale of the Shares has been, or prior to the Closing of the sale of the Shares, will have been taken; the Shares will conform to the descriptions thereof in the Memorandum; and the Shares, when issued and sold in accordance with the Memorandum for the consideration expressed therein shall be duly and validly issued, and, in the case of the Common Stock, fully paid and nonassessable and free of preemptive rights. The Shares have been duly and validly authorized by proper corporate authority.

     5. Transferability. The undersigned agrees not to transfer or assign this Agreement, or any portion of his interest herein, and further agrees that the assignment and transfer of the Shares acquired pursuant hereto shall be made only in accordance with all applicable laws.

     6. Revocation. The undersigned agrees that he may not cancel, terminate or revoke this Agreement or any agreement of the undersigned made hereunder and that this Agreement shall survive the death or disability of the undersigned and shall be binding upon the undersigned's heirs, executors, administrators, successors and assigns.

     7. No Waiver. Notwithstanding any of the representations, warranties, acknowledgments or agreements made herein by the undersigned, the undersigned does not hereby or in any other manner waive any rights granted to him under Federal or state securities laws.

     8. Miscellaneous.

     (a) All notices or other communications given or made hereunder shall be in writing and shall be delivered or mailed by registered or certified mail, return receipt requested, postage prepaid, to the undersigned at the address set forth below or to the Company at the address set forth above.

     (b) This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey.

     9. Waiver of Suitability Standards. The Company reserves the right to review the suitability of any person (or entity) as the Company deems appropriate under applicable law.

     10. Continuing Effect of Representations, Warranties and Acknowledgments. The undersigned represents that representations and warranties contained in
Section 3 hereof of the undersigned and the Company represents that the representations of the Company contained in Section 4 hereof are true and accurate as of the date of this Subscription Agreement and shall be true and accurate as of the Closing Date and shall survive the Closing. If, in any respect, such representations, warranties and acknowledgments shall not be true and accurate prior to the Closing Date, the undersigned, or the Company, as the case may be, shall give immediate written notice of such fact to the Company, in the case of representations, warranties and acknowledgments of the undersigned in the case of the representations, warranties and acknowledgments of the Company, as applicable, specifying which representations, warranties and acknowledgments are not true and accurate and the reasons therefor.

     11. Indemnification. The undersigned acknowledges that he understands the meaning and legal consequences of the representations and warranties contained in Section 3 hereof, and he hereby agrees to indemnify and hold harmless the Company and its officers and directors from and against any and all loss, damage or liability (including costs and reasonable attorney fees) due to or arising out of a breach of any representation, warranty or acknowledgment of the undersigned contained in this Subscription Agreement.

     It is understood that all documents, records and books pertaining to this investment have been made available to the undersigned and his attorney and/or accountant and that the books and records of the Company will be available upon reasonable notice for inspection by investors during reasonable business hours at its principal place of business.


     IN WITNESS WHEREOF, the undersigned has hereby executed this Agreement this _________ day of 1999 (2000).

----------------------------------        ------------------------
Name of Subscriber (Print Name)           Authorized Signature of
                                          Subscriber

--------------------------

--------------------------

Address


----------------------------------        ------------------------
Name of Co-subscriber (Print Name)        Authorized Signature of
                                          Co-subscriber
--------------------------

--------------------------

Address

AGREED TO AND ACCEPTED BY:

E*MACHINERY, INC.

By:
       --------------------------
       Arthur A. O'Shea, III
       President and Chief Executive Officer

Dated:
       --------------------------

                                   EXHIBIT 2.5

                    FINANCIAL STATEMENTS OF E*MACHINERY, INC.

                                DECEMBER 1, 1999


                                  BALANCE SHEET
                                DECEMBER 1, 1999


   Cash                                                                $1,000

   Developed software (1)                                             515,000
                                                                     --------

             Total Assets                      $516,000
                                               ========
   Accounts payable & accrued expenses                               $585,000

   Stockholders equity                                                (69,000)
                                                                    ---------
             Total liabilities & Equity                              $516,000

   1 This figure may not be a capital item according to GAAP, and may therefore be reduced in part or in whole in the future. This capitalized expense is for the initial design of the e*machinery.net's web site.


                                INCOME STATEMENT
                                DECEMBER 1, 1999

Revenues                                                             $      0

Costs of sales                                                         69,000
                                                                     --------

Gross Profit                                                          (69,000)

Selling and administrative                                                  0
                                                                     --------

Income before taxes                                                   (69,000)

Income taxes                                                                0

Net loss                                                             ($69,000)
                                                                     ========

                                 EXHIBIT 2.15.4

                                  DOMAIN NAMES

EMACHINERY.NET
USMACHINERYCORP.COM
USMACHINERYCORP.NET
USMACHNERYCORP.CC
EMACHINERY.CC

                              EXHIBIT 2.16(a) & (b)


                        MATERIAL CONTRACTS OF E*MACHINERY

2 Employment Contracts

EMPLOYMENT AGREEMENT entered into as of this ____ day of January, 2000 by and between, E*MACHINERY, INC. (hereinafter referred to as "EMAC"), a Texas corporation with offices at 1600 Medford Plaza, Route 70 and Hartford Road, Medford, New Jersey 08055; and Arthur A. O'Shea III, (hereinafter referred to as "Employee" or "Art"), of 1501 Colony Drive, Irving, Texas 75061.

                              W I T N E S S E T H:

WHEREAS, EMAC desires to employ Art and Art desires to accept employment by EMAC, in consideration of the mutual promises and undertakings hereinafter provided, the parties agree as follows:

Employment as President and Chief Executive Officer - EMAC hereby employs Art and Art hereby accepts employment by EMAC effective at the time of Closing, as President and Chief Executive Officer of EMAC upon the terms and conditions hereinafter set forth.

Term

The term of employment of Employee hereunder shall be for a period of five (5) years commencing at Closing, unless sooner terminated in accordance with the terms and conditions of this Agreement.

Duties

     3.1. Subject to the direction and supervision of the Board of Directors of EMAC (hereinafter referred to as the "Board") and to EMAC's By-Laws, the duties of Employee shall include, all duties and responsibilities normally attributed to the President and Chief Executive Officer of a company, including:

               3.1.1.   the general and active management of EMAC's business.

               3.1.2. the supervision, organization and control of the day to day operations of EMAC.

               3.1.3. the responsibility for organizing and supervising all activities of EMAC, including the preparation and presentation to the Board of EMAC's business plans and the implementation thereof.

               3.1.4. the establishment, presentation and monitoring of EMAC's operating and capital budgets and projections for Board review and approval.

               3.1.5. such other duties in the ordinary course of business and which are ethical, and responsibilities as are usually those of a President and Chief Executive Officer or as such may be amended or supplemented by the Board.

               3.1.6. such other duties that are necessary and preferable for the successful continuing management of EMAC, including maintaining profitability.

     3.2. In performing his duties hereunder, Employee shall use due diligence and all of his skills, expertise, knowledge and contacts for the benefit of EMAC and any of its affiliates. Employee shall comply with all such instructions as may, from time to time, be given to him by the Board and shall give the Board all such explanations, information and assistance as the Board may require, including such reports as are necessary to inform the Board of the current status of the business of EMAC and/or its affiliates.

     3.3. Arthur A. O'Shea III is a critical and mandatory prerequisite to this transaction and, thus, shall be required to commit his complete work effort to the activities of EMAC, nor shall he invest, advise or be associated with any group competing with or doing business with EMAC, without the express written permission of the Board of Directors of EMAC.

4. Annual Salary

As compensation for all of the services performed by Employee in connection with his employment by EMAC, Employee shall receive as an annual salary, the sum of two hundred fifty thousand dollars ($250,000) per annum payable in accordance with EMAC's regular payroll schedule, which payment shall not be less than one time per month.

     4.1. This annual salary is contingent on sufficient money being raised in conjunction with the Private Placement Memorandum Offering in force to reasonably afford this annual salary, and if less than the full amount of that Private Placement is raised, then Art's compensation and other benefits associated with this contract will be adjusted to an amount based upon mutual agreement between Art and the other members of the e*machinery, inc. Board of Directors.


     4.2. Art will also qualify to receive additional compensation after each yearly audit based upon the following:

                    a) Stock options

                    If Art remains employed by EMAC at the end of each business year, he will receive sixty-six thousand, six hundred sixty-six (66,666) stock options of e*machinery, inc. granted at the closing price on whatever public trading market the common stock of EMAC is traded on the day prior to the filing of that year's 10-K Report with the Securities and Exchange Commission; and

                    If the business plan (net income) of EMAC has been exceeded by at least fifteen percent (15%) for that year then Art will be granted an additional receive sixty-six thousand, six hundred sixty-six (66,666) of such stock options granted at the closing price on whatever public trading market the common stock of EMAC is traded on the day prior to the filing of that year's 10-K Report with the Securities and Exchange Commission; and

                    If the business plan (net income) of EMAC has been exceeded by at least thirty percent (30%) for the year then Art will be granted an additional receive sixty-six thousand, six hundred sixty-seven (66,667) of such stock options granted at the closing on whatever public trading market the common stock of EMAC is traded on the day prior to the filing of that year's 10-K Report with the Securities and Exchange Commission.

                    b) Cash bonus opportunity:

                    Art will receive a maximum cash bonus opportunity of two hundred thousand dollars ($200,000) a year based upon exceeding budget by ten percent (10%) to fifty percent (50%) of net income as measured by an audit according to Generally Accepted Accounting Principles (GAAP).

Business Expenses

Employee is authorized to incur, and EMAC shall pay and reimburse him for, all reasonable and necessary business expenses incurred in the performance of his duties hereunder including reasonable expenses for auto, entertainment, travel and other items in accordance with guidelines adopted by the Board. It is contemplated that expenses will be charged to a credit card in name of EMAC, but Employee may also submit requests for reimbursement; in any event, all Employee-incurred business expenses paid or to be reimbursed shall be sent along with an expense report to the Secretary of e*machinery, inc., who shall have a period of one month to pay any such expenses.

Vacation and Benefits

Vacation and Benefits During the employment period, Art shall be entitled to participate in all of the employee benefit plans, programs and arrangements in effect during the employment period, subject to and on a basis consistent with the terms, conditions and overall administration of such plans, programs and arrangement. During the employment period Art shall be entitled to four (4) weeks of paid vacation per year subject to a discussion with the Board as to when these days, will occur. An Employee Handbook will be instituted in order to delineate guidelines for this and other employee rights and responsibilities.

Covenants

     7.1. Employee hereby agrees that employee will not, directly or indirectly, enter into or engage generally in competition with EMAC in any competing business of any kind, either as an individual or as a partner or joint venturer, as an employee or agent for any person, as an officer, director, or shareholder of any corporation, or otherwise, as follows:

                    7.1.1. During the time that Art is employed by EMAC.

                    7.1.2. Five (5) years after termination for cause (cause being defined as commitment of a felony or employment related malfeasance).

                    7.1.3. Five (5) years after termination if Art voluntarily terminates his employment with the EMAC.

                    7.1.4. Two (2) years after the completion of the term of this agreement should the employment contract not be renewed or is mutually terminated.

                    7.1.5. Three (3) years after termination for disability as set forth in Section 8.12.
Termination

     8.1. Employee's employment hereunder shall terminate upon the occurrence of any of the following events

                    8.1.1.   the death of the Employee;

                    8.1.2. if Employee is or shall be unable to discharge properly his obligations hereunder through illness, disability or accident for three (3) consecutive months or for a period aggregating six (6) months in any continuous twelve (12) months;

                    8.1.3. if Employee is convicted of a crime of moral turpitude by a court of competent jurisdiction;

                    8.1.4. if Employee is convicted of a felony except to the extent that the charge arises from an act taken at the Board's direction;

                    8.1.5. if Employee is grossly negligent or guilty of willful misconduct in connection with the performance of his duties, which negligence or misconduct, if curable, is not cured within fifteen (15) days (plus an additional 15 days upon demonstration of good faith efforts that he is attempting to cure) of a notice of cure by the Board or the Chairman of the Board.

     8.2. All compensation and benefits will cease one month after the month of termination.


9. Key Person Insurance

Art agrees that as long as he is employed under the Agreement, EMAC may obtain Key Person life insurance on his life payable to EMAC in an amount deemed appropriate by the Board of Directors of EMAC. Art represents and warrants that he has no knowledge of any condition which would prevent such Key Person life insurance from being obtained at rates for a healthy person of his age.

10.  Other Matters

         10.1. This agreement is a personal service contract intended to secure the personal services of Art, and Art hereby agrees that none of his rights, obligations or duties under this Agreement shall be assigned, subcontracted or in any way transferred by him to any other party without prior written consent of EMAC.

         10.2. Art shall be appointed a member of EMAC's Board of Directors. There shall be no additional compensation for this position. However, Art will be reimbursed for any travel, food or lodging expenses, if any, required to attend meetings of the Board.

11.  Miscellaneous

         11.1. The Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey.

         11.2. All notices, requests, demands or other communications from either party hereto to the other pursuant to the Agreement shall be in writing and shall be deemed to have been duly given when delivered personally, or upon its mailing by registered or certified mail, return receipt requested, postage prepaid, at such other party's last known address.

         11.3. If any provision of the Agreement is invalidated for any reason whatsoever, the Agreement shall remain binding between the parties and in full force and effect except for such invalidated provision.

         11.4. The Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, legal representatives and assigns.

         11.5. Except as waived in writing by a party hereto, no action taken pursuant to the Agreement or failure to pursue the enforcement of any right pursuant to the Agreement shall be deemed to constitute a waiver by such party of compliance with any covenants or promises contained herein. The waiver by either party hereto of a breach of any provision of the Agreement shall not operate or be construed as a waiver of any subsequent breach.

         11.6. The Agreement shall extend to and be binding upon Employee, his heirs and distributes, and upon EMAC, its successors and assigns and also any EMAC or affiliated corporation.

         11.7. The instrument contains the entire agreement and understanding of the parties relating to the subject matter hereof, and the parties hereto have made no agreements, representations or warranties, oral or written, relating to the subject matter of the Agreement which are not set forth herein. The Agreement may be modified, amended, changed or discharged only by a writing signed by the party against whom enforcement of any such modification, amendment, change or discharge is sought. The Agreement supersedes all prior agreements and understandings, whether written or oral, regarding
                  Employee's employment by EMAC in any capacity whatsoever.

     IN WITNESS WHEREOF, EMAC has caused the Agreement to be executed by its Board of Directors and Officers hereunto duly authorized and its corporate seal to be hereto affixed, and Employee has hereunto set his hand and seal, all as of the day and year first written above.


ATTEST:                                       e*machinery, inc.


-----------------                             --------------------------


                                              By:  Stuart Matthews,
                                                   Vice President, Treasurer



-----------------                             --------------------------
Kevin J. McAndrew                             By:  Stanton M. Pikus, Director
Secretary


(Seal)

-----------------                             --------------------------
                                              Arthur A. O'Shea III, Employee

EMPLOYMENT AGREEMENT entered into as of this ____ day of January, 2000 by and between, E*MACHINERY, INC. (hereinafter referred to as "EMAC"), a Texas corporation with offices at 1600 Medford Plaza, Route 70 and Hartford Road, Medford, New Jersey 08055; and Stuart R. Matthews, (hereinafter referred to as "Employee" or "Stu"), of 569 Winston Street, Grand Prairie, Texas 75052.

                              W I T N E S S E T H:

WHEREAS, EMAC desires to employ Stu and Stu desires to accept employment by EMAC, in consideration of the mutual promises and undertakings hereinafter provided, the parties agree as follows:

Employment as Vice President - EMAC hereby employs Stu and Stu hereby accepts employment by EMAC effective at the time of Closing, as Vice President of EMAC upon the terms and conditions hereinafter set forth.

Term

The term of employment of Employee hereunder shall be for a period of five (5) years commencing at Closing, unless sooner terminated in accordance with the terms and conditions of this Agreement.

Duties

     3.1. Subject to the direction and supervision of the Board of Directors of EMAC (hereinafter referred to as the "Board") and to EMAC's By-Laws, the duties of Employee shall include, all duties and responsibilities normally attributed to the Vice President of a marketing and technology company, including:

               3.1.1.   the general and active management of EMAC's marketing.

               3.1.2.   the general and active management of EMAC's Web site.

               3.1.3. the supervision, organization and control of the day to day operations of EMAC.

               3.1.4. such other duties in the ordinary course of business and which are ethical, and responsibilities as are usually those of a Vice President or as such may be amended or supplemented by the Board.

               3.1.5. such other duties that are necessary and preferable for the successful continuing management of EMAC, including maintaining profitability.

     3.2. In performing his duties hereunder, Employee shall use due diligence and all of his skills, expertise, knowledge and contacts for the benefit of EMAC and any of its affiliates. Employee shall comply with all such instructions as may, from time to time, be given to him by the President and by the Board of Directors and shall give the Board all such explanations, information and assistance as the Board may require, including such reports as are necessary to inform the Board of the current status of the business of EMAC as it relates to marketing and the operation, maintenance and evolution of the EMAC Web site/Portal.

     3.3. Stuart R. Matthews is a critical and mandatory prerequisite to this transaction and, thus, shall be required to commit his complete work effort to the activities of EMAC, nor shall he invest, advise or be associated with any group competing with or doing business with EMAC, without the express written permission of the Board of Directors of EMAC.

4.   Annual Salary

As compensation for all of the services performed by Employee in connection with his employment by EMAC, Employee shall receive as an annual salary, the sum of one hundred fifty thousand dollars ($150,000) per annum payable in accordance with EMAC's regular payroll schedule, which payment shall not be less than one time per month.

     4.1. This annual salary is contingent on sufficient money being raised in conjunction with the Private Placement Memorandum Offering in force to reasonably afford this annual salary, and if less than the full amount of that Private Placement is raised, then Stu's compensation and other benefits associated with this contract will be adjusted to an amount based upon mutual agreement between Stu and the other members of the e*machinery, inc. Board of Directors.


     4.2. Stu will also qualify to receive additional compensation after each yearly audit based upon the following:

                   a) Stock options

                    If Stu remains employed by EMAC at the end of each business year, he will receive thirty-three thousand, three hundred thirty-three (33,333) stock options of e*machinery, inc. granted at the closing price on whatever public trading market the common stock of EMAC is traded on the day prior to the filing of that year's 10-K Report with the Securities and Exchange Commission; and

                    If the business plan (net income) of EMAC has been exceeded by at least fifteen percent (15%) for that year then Stu will be granted an additional thirty-three thousand, three hundred thirty-three (33,333) of such stock options granted at the closing price on whatever public trading market the common stock of EMAC is traded on the day prior to the filing of that year's 10-K Report with the Securities and Exchange Commission; and

                    If the business plan (net income) of EMAC has been exceeded by at least thirty percent (30%) for the year then Stu will be granted an additional thirty-three thousand, three hundred thirty-four (33,334) of such stock options granted at the closing price on whatever public trading market the common stock of EMAC is traded on the day prior to the filing of that year's 10-K Report with the Securities and Exchange Commission.

                    b) Cash bonus opportunity:

                    Stu will receive a maximum cash bonus opportunity of one hundred thousand dollars ($100,000) a year based upon exceeding budget by ten percent (10%) to fifty percent (50%) of net income as measured by an audit according to Generally Accepted Accounting Principles (GAAP).

5. Business Expenses

Employee is authorized to incur, and EMAC shall pay and reimburse him for, all reasonable and necessary business expenses incurred in the performance of his duties hereunder including reasonable expenses for auto, entertainment, travel and other items in accordance with guidelines adopted by the Board. It is contemplated that expenses will be charged to a credit card in name of EMAC, but Employee may also submit requests for reimbursement; in any event, all Employee-incurred business expenses paid or to be reimbursed shall be sent along with an expense report to the Secretary of e*machinery, inc., who shall have a period of one month to pay any such expenses.

6. Vacation and Benefits

Vacation and Benefits During the employment period, Stu shall be entitled to participate in all of the employee benefit plans, programs and arrangements in effect during the employment period, subject to and on a basis consistent with the terms, conditions and overall administration of such plans, programs and arrangement. During the employment period Stu shall be entitled to four (4) weeks of paid vacation per year subject to a discussion with the Board as to when these days, will occur. An Employee Handbook will be instituted in order to delineate guidelines for this and other employee rights and responsibilities.

7. Covenants

         7.1. Employee hereby agrees that employee will not, directly or indirectly, enter into or engage generally in competition with EMAC in any competing business of any kind, either as an individual or as a partner or joint venturer, as an employee or agent for any person, as an officer, director, or shareholder of any corporation, or otherwise, as follows:

                  7.1.1. During the time that Stu is employed by EMAC.

                  7.1.2. Five (5) years after termination for cause (cause being defined as commitment of a felony or employment related malfeasance).

                  7.1.3. Five (5) years after termination if Stu voluntarily terminates his employment with the EMAC.

                  7.1.4. Two (2) years after the completion of the term of this agreement should the employment contract not be renewed or is mutually terminated.

                  7.1.5. Three (3) years after termination for disability as set forth in Section 8.12.

8. Termination

         8.1. Employee's employment hereunder shall terminate upon the occurrence of any of the following events

                  8.1.1.   the death of the Employee;

                  8.1.2. if Employee is or shall be unable to discharge properly his obligations hereunder through illness, disability or accident for three (3) consecutive months or for a period aggregating six (6) months in any continuous twelve (12) months;

                  8.1.3. if Employee is convicted of a crime of moral turpitude by a court of competent jurisdiction;

                  8.1.4. if Employee is convicted of a felony except to the extent that the charge arises from an act taken at the Board's direction;

                  8.1.5. if Employee is grossly negligent or guilty of willful misconduct in connection with the performance of his duties, which negligence or misconduct, if curable, is not cured within fifteen (15) days (plus an additional 15 days upon demonstration of good faith efforts that he is attempting to cure) of a notice of cure by the Board or the Chairman of the Board.

         8.2. All compensation and benefits will cease one month after the month of termination.


9. Key Person Insurance

Stu agrees that as long as he is employed under the Agreement, EMAC may obtain Key Person life insurance on his life payable to EMAC in an amount deemed appropriate by the Board of Directors of EMAC. Stu represents and warrants that he has no knowledge of any condition which would prevent such Key Person life insurance from being obtained at rates for a healthy person of his age.

10.    Other Matters

         10.1. This agreement is a personal service contract intended to secure the personal services of Stu, and Stu hereby agrees that none of his rights, obligations or duties under this Agreement shall be assigned, subcontracted or in any way transferred by him to any other party without prior written consent of EMAC.

         10.2. Stu shall be appointed a member of EMAC's Board of Directors. There shall be no additional compensation for this position. However, Stu will be reimbursed for any travel, food or lodging expenses, if any, required to attend meetings of the Board.

11.    Miscellaneous

         11.1. The Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey.

         11.2. All notices, requests, demands or other communications from either party hereto to the other pursuant to the Agreement shall be in writing and shall be deemed to have been duly given when delivered personally, or upon its mailing by registered or certified mail, return receipt requested, postage prepaid, at such other party's last known address.

         11.3. If any provision of the Agreement is invalidated for any reason whatsoever, the Agreement shall remain binding between the parties and in full force and effect except for such invalidated provision.

         11.4. The Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, legal representatives and assigns.

         11.5. Except as waived in writing by a party hereto, no action taken pursuant to the Agreement or failure to pursue the enforcement of any right pursuant to the Agreement shall be deemed to constitute a waiver by such party of compliance with any covenants or promises contained herein. The waiver by either party hereto of a breach of any provision of the Agreement shall not operate or be construed as a waiver of any subsequent breach.

         11.6. The Agreement shall extend to and be binding upon Employee, his heirs and distributes, and upon EMAC, its successors and assigns and also any EMAC or affiliated corporation.

         11.7. The instrument contains the entire agreement and understanding of the parties relating to the subject matter hereof, and the parties hereto have made no agreements, representations or warranties, oral or written, relating to the subject matter of the Agreement which are not set forth herein. The Agreement may be modified, amended, changed or discharged only by a writing signed by the party against whom enforcement of any such modification, amendment, change or discharge is sought. The Agreement supersedes all prior agreements and understandings, whether written or oral, regarding Employee's employment by EMAC in any capacity whatsoever.

     IN WITNESS WHEREOF, EMAC has caused the Agreement to be executed by its Board of Directors and Officers hereunto duly authorized and its corporate seal to be hereto affixed, and Employee has hereunto set his hand and seal, all as of the day and year first written above.


ATTEST:                                     e*machinery, inc.

--------------------                        ----------------------------

                                            By:  Arthur A. O'Shea, III,
                                                 President, Chief Executive
                                                 Officer

--------------------                        ----------------------------
Kevin J. McAndrew                           By:  Stanton M. Pikus, Director
Secretary


(Seal)

--------------------                        ----------------------------
                                            Stuart R. Matthews, Employee

                                   EXHIBIT 3.3

                SUBSIDIARIES OF HARVARD FINANCIAL SERVICES CORP.



Harvard Financial Services, Inc.